Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

October 17, 2012

BARCLAYS
Equities

US ETF & ETN Guide[1]

Q4 2012
1,456 US Listed Products
Total $1,312bn in ETF Assets and ETNs issued

Exchange Traded Funds (ETFs)		
Equities	**Assets (bn)**	**Page**
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based		1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value		1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth		1
US Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy		2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Global, Emerging Markets – Regional		5
Leveraged – Equities		6
Inverse – Equities		7
Dividend Domestic, International		7
FICC		
Fixed Income US Credit, US Government, Aggregate and Other, International, Municipal		9
Commodities		10
Currencies		10
Leveraged – FICC		11
Inverse – FICC		11
Specialty		
Active		13
Fundamental		13
Life Cycle and Allocation		13
Long/Short		13
Quantitative Domestic, International		13
Other		14

Exchange Traded Notes (ETNs)	
Commodities General, Specific	15
Currencies	15
Leveraged/Inverse	15
Volatility	16
Other	16

Contacts

Index and Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclays.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclays.com

Trading

William Prager
+1 212 526 8979
william.prager@barclays.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclays.com

[1] All data and product names in this guide are derived from Bloomberg as of October 8, 2012. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

This is not a Product of Barclays Research. This is a Product of Barclays Desk Analysts and Trading. For Institutional Investors Only.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit European VolCenter on Barclays Live at live.barclays.com (keyword: VolCenterEU).

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	MZ1USB	$23,637	$116.0	✓
IWV	iShares Russell 3000	RU30INTR	3,700	25.2	✓
VXF	Vanguard Extended Market	SPTRCMI	1,402	5.4	✓
SCHB	Schwab US Broad Market	DW2ST	1,159	7.6	✓
IYY	iShares DJ US Index	DJUS	634	2.2	
TMW	SPDR DJ Total Market	DWCFT	438	2.5	
ISI	iShares S&P 1500	SPTRSUPR	370	1.3	
ONEQ	Fidelity NASDAQ Composite	CCMP	184	1.3	
NYC	iShares NYSE Composite	NYA	61	0.2	
VTHR	Vanguard Russell 3000	RU30INTR	40	0.5	
WXSP	Wilshire 4500 Completion	W4500	7	0.0	
WFVK	Wilshire 5000 Tot Mrkt	W5000FLT	6	0.0	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPX	$119,366	$19729.3	✓
IVV	iShares S&P 500	SPTR	33,345	500.6	✓
DIA	SPDR DJ Indust Avg	INDU	11,773	701.1	✓
IWB	iShares Russell 1000	RU10INTR	6,590	69.8	✓
VOO	Vanguard S&P 500	SPXT	5,668	51.3	✓
OEF	iShares S&P 100	SPTR100	5,089	60.2	✓
VV	Vanguard LC	MZ2USLG	3,606	12.7	✓
RSP	Guggenheim S&P 500 EW	SPXEWI	2,857	27.4	✓
SCHX	Schwab US LC	DWLT	942	6.4	✓
XLG	Guggenheim Russell Top 50	RTOP50	655	5.6	
MGC	Vanguard Mega Cap 300	MZ1USPG	461	2.2	
JKD	iShares Mrngstr LC	MLCRT	296	1.3	
VONE	Vanguard Russell 1000	RU10INTR	179	1.2	
EUSA	iShares MSCI USA	GDDUUS	153	0.6	
IWL	iShares Russell T200	RUTPINTR	56	2.9	
NY	iShares NYSE 100	NYID	55	0.1	
ELR	SPDR DJ LC	DWLT	44	0.1	
EWRI	Guggenheim Russell 1000 EW	RU1ELCTR	38	0.2	
QQQV	Global X Nasdaq 500	XNDX500	2	0.0	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	SPTRMDCP	$11,402	$91.5	✓
MDY	SPDR S&P MC 400	MID	10,183	371.5	✓
IWR	iShares Russell MC	RUMCINTR	6,245	36.5	✓
VO	Vanguard MC	MZ2USC	3,816	12.2	✓
SCHM	Schwab US MC	DWMT	229	1.8	
JKG	iShares Mrngstr MC	MMCRT	160	1.0	
IVOO	Vanguard S&P MC 400	SPTRMDCP	77	0.8	
EMM	SPDR DJ MC	DWMT	75	0.2	
EWRM	Guggenheim Russell MC EW	RUMEMCTR	54	0.3	
EWMD	Guggenheim S&P 400 EW	MIDEWI	3	7.3	
QQQM	Global X Nasdaq 400 MC	XNDX400	1	0.0	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RU20INTR	$17,786	$3733.7	✓
IJR	iShares S&P SC 600	SPTRSMCP	7,969	99.3	✓
VB	Vanguard SC	MZ2USP	4,442	21.3	✓
SCHA	Schwab US SC	DWST	676	5.4	✓
SLY	SPDR S&P SC 600	SML	211	1.4	
VTWO	Vanguard Russell 2000	RU20INTR	161	1.3	
JKJ	iShares Mrngstr SC	MSCRT	136	0.5	
VIOO	Vanguard S&P SC 600	SPTRSMCP	38	0.3	
EWRS	Guggenheim Russell 2000 EW	RU2ESCTR	15	0.1	
EWSM	Guggenheim S&P 600 EW	SMLEWI	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US Indices: Broad-Based (continued)					
Micro Cap Broad-Based					
IWC	iShares Russell Microcap	RUMRINTR	$482	$4.2	✓
FDM	First Trust DJ Sel MicroCap	DJSM	44	0.2	
PZI	PwrShrs Zacks MicroCap	ZAX	29	0.1	
WMCR	Wilshire Micro-Cap	WSKMICRO	13	0.0	
US Indices: Value					
Total Market Value					
IWW	iShares Russell 3000 Value	RU30VATR	$340	$1.6	
Large Cap Value					
IWD	iShares Russell 1000 Value	RU10VATR	$13,275	$104.7	✓
VTV	Vanguard Value	MZ2USMV	6,714	25.7	✓
IVE	iShares S&P 500 Value	SPTRSVX	4,559	24.7	✓
MGV	Vanguard Mega Cap 300 Val	MZ1USSV	431	1.0	
SCHV	Schwab US LC Value	DWLVT	421	2.4	✓
JKF	iShares Mrngstr LC Value	MLVLT	252	0.6	
SPYV	SPDR S&P 500 Value	SPTRSVX	105	0.8	
RPV	Guggenheim S&P 500 PureVal	SPXPV	86	0.5	
IWX	iShares Russell T200 Value	RUTPVATR	81	1.1	
VOOV	Vanguard S&P 500 Val	SPTRSVX	55	0.4	
VONV	Vanguard Russell 1000 Val	RU10VATR	48	0.2	
Mid Cap Value					
IWS	iShares Russell MC Value	RUMCVATR	$3,474	$31.3	✓
IJJ	iShares S&P MC 400 Value	MIDV	2,188	8.7	✓
VOE	Vanguard MC Value	MZ2USI	1,080	4.1	✓
JKI	iShares Mrngstr MC Value	MMVLT	101	0.2	
RFV	Guggenheim S&P 400 PureVal	SPMPV	34	0.2	
MDYV	SPDR S&P MC 400 Value	SPTRMV	23	0.2	
IVOV	Vanguard S&P MC 400 Val	SPTRMV	10	0.0	
Small Cap Value					
IWN	iShares Russell 2000 Value	RU20VATR	$4,275	$98.3	✓
VBR	Vanguard SC Value	MZ2USSG	2,153	6.1	✓
IJS	iShares S&P SC 600 Value	SMLV	1,888	16.4	✓
JKL	iShares Mrngstr SC Value	MSVLT	183	1.1	
SLYV	SPDR S&P SC 600 Value	SPTRSV	137	0.7	
RZV	Guggenheim S&P 600 PureVal	SPSPV	75	0.3	
VTWV	Vanguard Russell 2000 Val	RU20VATR	19	0.2	
VIOV	Vanguard S&P SC 600 Val	SPTRSV	17	0.1	
US Indices: Growth					
Total Market Growth					
IWZ	iShares Russell 3000 Gro	RU30GRTR	$359	$1.2	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RU10GRTR	$16,778	$137.1	✓
VUG	Vanguard Growth	MZ2USM	8,428	37.8	✓
IVW	iShares S&P 500 Growth	SPTRSGX	7,472	42.3	✓
MGK	Vanguard Mega Cap 300 Gro	MZ1USS	938	5.0	
SCHG	Schwab US LC Growth	DWLGT	512	3.2	✓
JKE	iShares Mrngstr LC Growth	MLGRT	472	1.9	
IWY	iShares Russell T200 Growth	RUTPGRTR	366	1.3	
RPG	Guggenheim S&P 500 PureGro	SPXPG	345	1.9	
SPYG	SPDR S&P 500 Growth	SPTRSGX	237	0.8	
VOOG	Vanguard S&P 500 Growth	SPTRSGX	102	0.7	
VONG	Vanguard Russell 1000 Gro	RU10GRTR	78	0.3	

1. All average volume calculations in this guide were calculated over the period between April 8, 2012 to October 8, 2012.

* Opt. denotes US listed options trading available on the underlying security.

1

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US Indices: Growth (continued)					
Mid Cap Growth					
IWP	iShares Russell MC Growth	RUMCGRTR	$3,328	$29.6	✓
IJK	iShares S&P MC 400 Growth	MIDG	3,089	15.4	✓
VOT	Vanguard MC Growth	MZ2USDG	1,193	6.9	✓
RFG	Guggenheim S&P 400 PureGro	SPMPG	528	3.3	
JKH	iShares Mrngstr MC Growth	MMGRT	171	0.8	
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	96	1.0	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	62	0.2	
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$3,888	$117.0	✓
VBK	Vanguard SC Growth	MZ2USPV	2,117	9.3	✓
IJT	iShares S&P SC 600 Growth	SMLG	1,629	10.8	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	175	0.4	
JKK	iShares Mrngstr SC Growth	MSGRT	90	0.6	
RZG	Guggenheim S&P 600 PureGro	SPSPG	75	0.6	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	48	0.6	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	14	0.1	
US Sectors					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXY	$3,431	$286.8	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	1,965	152.5	✓
ITB	iShares DJ US Home Constr	DJSHMBT	1,442	38.6	✓
XRT	SPDR S&P Retail	SPSIRETR	909	335.8	✓
VCR	Vanguard Cons Discret	M2USSCDI	548	4.8	✓
FXD	First Trust Cons Discr	STRQCD	468	4.3	✓
IYC	iShares DJ US Cons Svcs	DJUSCYT	320	2.7	
PBS	PowerShares Dyn Media	DZM	155	1.0	
RXI	iShares S&P Glb Cons Discr	SGD	141	1.2	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	63	0.3	
BJK	Market Vectors-Gaming	WAGRT	59	0.5	✓
PMR	PowerShares Dyn Retail	DWR	53	0.9	
PEJ	PwrShrs Dyn Leisure & Ent	DZL	53	1.0	
RCD	Guggenheim S&P 500 EW CD	S25	45	0.6	
PKB	PwrShrs Dyn Build & Constr	DWCX	43	0.2	
PEZ	PwrShrs Dyn Cons Discr	EZZ	30	0.2	
RTH	Market Vectors Retail	MVRTHTR	17	4.4	✓
IPD	SPDR S&P Intl Cons Discret	SPBMUCUP	6	0.1	
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	5	0.1	
AXDI	iShrs MSCI ACWIxUS ConsDisc	MSWDUCDN	3	0.0	
VROM	Global X Auto	AUTOSTR	3	0.0	
EMDI	iShares MSCI EM ConsDisc	M1EFOCD	3	0.0	
VGEM	EGShares Cons Svcs GEMS	DJECN	2	0.0	
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXR	$6,252	$200.5	✓
VDC	Vanguard Cons Staples	M2USSCSI	1,164	5.8	✓
KXI	iShares S&P Glb Cons Stap	SGCS	554	3.6	
IYK	iShares DJ US Cons Goods	DJUSNCT	383	2.0	
FXG	First Trust Cons Staples	STRQCS	360	4.0	
PBJ	PwrShrs Dyn Food & Bev	DZF	112	0.9	✓
RHS	Guggenheim S&P 500 EW CS	S30	42	0.9	
PSL	PowerShares Dyn Cons Stap	EZS	39	0.1	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	29	0.3	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UP	19	0.2	
AXSL	iShrs MSCI ACWIxUS Cons St	MSWDUCSN	3	0.0	
GGEM	EGShares Cons Goods GEMS	DJECG	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US Sectors (continued)					
Energy					
XLE	Energy Sector SPDR	IXE	$7,718	$915.0	✓
VDE	Vanguard Energy	M2USSENI	1,975	12.4	✓
IXC	iShares S&P Glb Energy	SGES	1,128	5.3	✓
IYE	iShares DJ US Energy	DJUSENT	1,111	9.4	✓
OIH	Market Vectors Oil Service	MVOIHTR	1,042	168.5	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	851	239.0	✓
FCG	First Trust ISE Nat Gas	FUM	449	8.8	✓
IEZ	iShares DJ US Oil Eqp&Svc	DJSOEST	358	8.0	✓
IEO	iShares DJ US O&G E&P	DJSOEPT	325	9.7	✓
XES	SPDR S&P O&G Equip&Svcs	SPSIOS	284	6.7	✓
KOL	Market Vectors-Coal	TCOAL	201	5.2	✓
FXN	First Trust Energy	STRQEN	137	1.6	
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWO	122	1.3	✓
PXI	PowerShares Dyn Energy	EZK	119	1.4	
ENY	Guggenheim Canada Energy	SWMEID	92	0.5	
NLR	Mkt Vect Nuclear Energy	DXNE	83	0.5	✓
PXE	PwrShrs Dyn Energy E&P	DWE	69	0.6	
PSCE	PwrShr S&P SC Energy	SPSU6ET	41	0.5	
RYE	Guggenheim S&P 500 EW Ener	S10	32	0.2	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	27	0.1	
FRAK	MktVctrs Unconventional O&G	MVFRAKTR	19	0.2	✓
PKN	PwrShrs Glb Nuclear Energy	WNAI	14	0.0	
OGEM	EGShares Energy GEMS	DJEEO	12	0.0	
IPW	SPDR S&P Intl Energy	SPBMU1UP	11	0.0	
NUCL	iShares S&P Glb Nuclr Ener	SPGTNEN	11	0.0	
PKOL	PowerShares Global Coal	QCOL	9	0.1	
AXEN	iShrs MSCI ACWIxUS Energy	MSWDUENN	6	0.0	
FILL	iShrs MSCI Glb Energy Prod	M1WDSEPI	5	0.1	
CHIE	Global X China Energy	CHIE	5	0.0	
IOIL	IQ Global Oil SC	IQSMOILT	4	0.1	
EMEY	iShares MSCI EM Energy	MXEFSEN	2	0.0	
SNDS	Sustainable NA Oil Sands	SNAOSI	1	0.1	
Financials					
XLF	Financial Sector SPDR	IXM	$8,425	$947.2	✓
KBE	SPDR S&P Bank	SPSIBK	1,676	50.2	✓
KRE	SPDR S&P Regional Bank	SPSIRBK	1,351	53.7	✓
VFH	Vanguard Financials	M2USSFNI	819	3.8	✓
IYF	iShares DJ US Financial	DJUSFNT	482	16.9	✓
IYG	iShares DJ US Finan Svcs	DJUSFV	300	3.6	✓
FXO	First Trust Financial	STRQFN	187	4.2	✓
IXG	iShares S&P Glb Financials	SGFS	173	1.8	
KBWD	PwrShrs KBW High Div Fin	KDX	157	1.8	
IAT	iShares DJ US Reg Banks	DJSRBKT	153	1.3	✓
KBWB	PowerShares KBW Bank	BKX	146	9.6	✓
KIE	SPDR S&P Insurance	SPSIINS	113	2.4	✓
PSCF	PwrShr S&P SC Finance	SPSU6FT	78	0.3	
IAK	iShares DJ US Insurance	DJSINST	76	0.5	
IAI	iShares DJ US Broker Dlrs	DJSINVT	44	0.6	✓
EUFN	iShares MSCI Europe Fin	MXEU0FN	32	0.5	
KBWR	PowerShares KBW Reg Bank	na	25	0.5	
RKH	Market Vectors Bank & Brkr	MVRKHTR	23	0.8	
KCE	SPDR S&P Capital Markets	SPSICM	18	0.3	✓
PFI	PowerShares Dyn Financial	EZF	17	0.1	
RYF	Guggenheim S&P 500 EW Fin	S40	14	0.1	
PJB	PowerShares Dyn Banking	DHD	13	0.0	
QABA	Frst Trst NQ ABA Comm Bk	ABQI	12	0.1	
RWW	RevenueShares Financial	REVWFINT	9	0.1	
PIC	PowerShares Dyn Insurance	DWJ	8	0.0	

* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide Q4 2012

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US Sectors (continued)					
Financials (continued)					
CHIX	Global X China Financials	CHIF	$6	$0.1	✓
KME	SPDR S&P Mortgage Finance	SPSIMF	4	0.0	
BRAF	Global X Brazil Financials	na	4	0.0	
FGEM	EGShares Financials GEMS	DJEFN	4	0.0	
IPF	SPDR S&P Intl Financials	SPBMU4UP	4	0.0	
EMFN	iShares MSCI EM Financials	MXEF0FN	4	0.0	
KBWP	PowerShares KBW Prop&Cas	KPX	3	0.0	
KBWI	PowerShares KBW Insurance	na	2	0.0	
AXFN	iShares MSCI ACWI exUS Fin	MXWDUFN	2	0.0	
KBWC	PowerShares KBW Cap Mkts	na	2	0.0	
FEFN	iShares MSCI Far East Fin	MXFA0FN	1	0.0	
KBWX	PowerShares KBW Intl Finan	KGX	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Healthcare					
XLV	Health Care Sector SPDR	IXV	$5,392	$208.5	✓
IBB	iShares Nasdaq Biotech	NBI	2,602	72.6	✓
VHT	Vanguard Health Care	M2USSHCI	1,020	5.7	✓
IYH	iShares DJ US Healthcare	DJUSHC	697	3.5	✓
XBI	SPDR S&P Biotech	SPSIBITR	690	20.1	✓
FXH	First Trust Health Care	STRQHC	638	5.0	
IXJ	iShares S&P Glb Healthcare	SGH	631	4.7	
IHE	iShares DJ US Pharmaceut	DJSPHMT	442	2.8	
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	424	5.5	
PJP	PowerShares Dyn Pharma	DZR	332	3.0	
IHI	iShares DJ US Med Equip	DJSMDQT	287	3.9	
FBT	First Trst NYSE Arca Biotech	BTK	263	2.5	✓
IHF	iShares DJ US HC Providers	DJSHCPT	234	3.9	✓
PPH	Market Vectors Pharma	MVPPHTR	173	3.4	✓
BBH	Market Vectors Biotech	MVBBHTR	142	1.5	✓
PBE	PwrShr Dyn Biotech & Gen	DZO	140	0.4	
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	131	0.7	
RYH	Guggenheim S&P 500 EW HC	S35	76	3.5	
PTH	PowerShares Dyn Healthcare	EZX	46	0.2	
IRY	SPDR S&P Intl Health Care	SPBMUHUP	29	0.5	
XHE	SPDR S&P HC Equipment	SPSIHE	21	0.2	
XHS	SPDR S&P HC Srvs	SPSIHP	10	0.1	
AXHE	iShrs MSCI ACWIxUS Health	MSWDUHCN	10	0.0	
HGEM	EGShares HealthCare GEMS	DJEHK	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Industrials					
XLI	Industrial Sector SPDR	IXI	$3,374	$548.3	✓
IYJ	iShares DJ US Industrial	DJUSINT	579	4.4	✓
IYT	iShares DJ Transportation	DJTTR	571	38.5	✓
VIS	Vanguard Industrials	M2USSINI	506	2.7	
EXI	iShares S&P Glb Industrial	SGN	153	1.0	
FXR	First Trust Industrials	STRQIN	120	1.9	
ITA	iShares DJ US Aerosp & Def	DJSASDT	92	0.4	
PPA	PwrShrs Aerospace & Def	DXS	48	0.2	
PRN	PowerShares Dyn Industrial	EZL	27	0.1	
RGI	Guggenheim S&P 500 EW Inds	S20	20	0.3	
PSCI	PwrShr S&P SC Indust	SPSU6IT	19	0.2	
XAR	SPDR S&P Aero & Def	SPSIAD	15	0.1	
FAA	Guggenheim Airline	AXGALTR	15	0.2	✓
XTN	SPDR S&P Transportation	SPSITN	12	0.1	
IPN	SPDR S&P Intl Industrials	SPBMU2UP	9	0.1	
CHII	Global X China Industrials	CHII	4	0.0	✓
IGEM	EGShares Industrial GEMS	DJEID	3	0.0	
AXID	iShrs MSCI ACWIxUS Indust	MSWDUINN	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US Sectors (continued)					
Materials					
GDX	Market Vectors Gold Miners	GDM	$10,053	$663.0	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	3,141	80.6	✓
XLB	Materials Sector SPDR	IXB	2,396	303.6	✓
XME	SPDR S&P Metals & Mining	SPSIMM	980	155.4	✓
VAW	Vanguard Materials	M2USSMTI	672	3.7	✓
MXI	iShares S&P Glb Materials	SGM	503	3.3	
IYM	iShares DJ US Basic Mat	DJUSBMT	502	12.3	✓
SIL	Global X Silver Miners	SOLGLOSI	392	5.6	✓
PICK	iShrs MSCI GlbSel Met&Min	M1WDS1PI	217	0.3	
FXZ	First Trust Materials	STRQMT	188	3.3	✓
WOOD	iShares S&P Glb Timb&For	SPGTTFT	172	0.7	
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	166	1.2	✓
CUT	Guggenheim Timber	CGTBR	145	0.9	
URA	Global X Uranium	SOLURA	144	1.1	✓
SLX	Market Vectors Steel	STEEL	136	3.3	✓
PYZ	PwrShrs Dyn Basic Material	EZBX	57	0.4	
CU	First Trust ISE Glb Copper	ISC	45	0.5	✓
RING	iShrs MSCI Glb Gold Miners	M1WDS1MI	40	0.3	
GLDX	Global X Gold Explorers	SOLGLDX	40	0.6	✓
PSAU	PwrShrs Glb Gold&PrecMet	QGLD	39	0.2	
RTM	Guggenheim S&P 500 EW Mats	S15	34	0.1	
COPX	Global X Copper Miners	SOLGLOCO	32	0.3	✓
SOIL	Global X Fertilizer/Potash	SOLFERT	29	0.4	
CCXE	WisdomTree Comm Country	WTIDCCET	27	0.1	
EMT	EGShares EM Met & Min	DJEMT	13	0.0	
IRV	SPDR S&P Intl Materials	SPBMU6UP	12	0.1	
PLTM	First Trust ISE Glb Platin	ORE	8	0.1	✓
EMMT	iShares MSCI EM Materials	MXEF0MT	7	0.0	
PSCM	PwrShr S&P SC Mater	SPSU6MT	6	0.1	
GGGG	Global X Pure Gold Miners	SOLGGGG	5	0.1	
LGEM	EGShares Basic Mat GEMS	DJEBM	3	0.0	
AXMT	iShrs MSCI ACWIxUS Mater	MSWDUMTN	3	0.0	
SLVP	iShrs MSCI Glb Silv Miners	M1WDSSMI	2	0.1	
JUNR	Global X Junior Miners	VXTUAR	2	0.0	
CHIM	Global X China Materials	CHIMAT	2	0.0	
ALUM	Global X Aluminum	SOLALU	2	0.0	
PSTL	PowerShares Global Steel	QSTL	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Multi-Sector					
QQQ	PowerShares QQQ	NDX	$33,973	$2802.4	✓
MOO	Mkt Vectors Agribusiness	DXAG	5,651	23.4	✓
IGE	iShares S&P NA Nat Res	SPGSSINR	1,864	6.7	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	534	2.3	
ECON	EGShares EM Consumer Titan	DJECON	458	2.6	
GNR	SPDR S&P Glb Nat Resour	SPGNRUP	429	3.3	
IGF	iShares S&P Glb Infrastruc	SPGTINNT	358	2.4	
HAP	Market Vectors Hard Assets	RVEIT	143	1.2	
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	126	0.5	
CHIQ	Global X China Consumer	CHIQ	113	0.6	✓
PAGG	PwrShrs Global Agriculture	QAGR	109	0.4	
PXR	PwrShrs EM Infrastruct	EIBI	94	0.5	
LIT	Global X Lithium	SOLLIT	77	0.4	✓
BRXX	EGShares Brazil Infr	IBRXX	71	0.6	
INXX	EGShares India Infr	EGSXIXT	59	0.1	
QQXT	First Trust NDX Ex-Tech	NDXM	40	0.4	
CROP	IQ Global Agribusiness SC	IQSMCROT	36	0.4	✓
PSCU	PwrShr S&P SC Util	SPSU6UT	30	0.2	
SEA	Guggenheim Shipping	DJGSHT	28	0.4	✓

* Opt. denotes US listed options trading available on the underlying security.

3

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US Sectors (continued)					
Multi-Sector (continued)					
BRAQ	Global X Brazil Consumer	SOLBZLC	$25	$0.2	
PXN	PowerShares Lux Nanotech	LUXNI	22	0.1	
FLM	First Trust ISE Glb Eng&Cons	CVL	18	0.3	
GRID	First Trust NQ Smart Grid	QGRD	13	0.0	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	13	0.0	
VEGI	iShares MSCI Glb Agri Prod	M1WDSGPI	10	0.1	
CHXX	EGShares China Infr	ICHXX	10	0.2	
HECO	Huntington EcoLogical Strat	na	7	0.1	
EMDD	EGShares EM Dom Demand	IEMDD	5	0.0	
QQQE	Direxion NASDAQ-100 EW	NDXE	4	0.4	
INCO	EGShares India Consumer	IINCOT	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Real Estate					
VNQ	Vanguard REIT	RMZ	$14,577	$144.5	✓
IYR	iShares DJ US Real Estate	DJUSRET	4,922	431.7	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	3,167	18.9	✓
ICF	iShares C&S Realty Majors	RMP	2,820	32.1	✓
RWR	SPDR DJ REIT	DWRTF	1,928	15.4	✓
IFGL	iShares F E/N Devel RExUS	TRGXUU	1,325	8.9	✓
REM	iShares FTSE NAREIT Mrtge	TFNMRC	946	10.9	✓
RWO	SPDR DJ Glb Real Estate	DWGRSN	546	3.6	
FRI	First Trust S&P REIT	SPREIT	395	2.9	✓
SCHH	Schwab US REIT	DWRTFT	378	3.2	
VNQI	Vanguard GlblxUS Real Est	SPBMGUU	359	1.7	
REZ	iShares FTSE NAREIT Resid	TFN17C	230	1.8	
WPS	iShares S&P DevelxUS Prpty	SPBMWUUT	162	0.7	
DRW	WisdomTree GlblxUS RealEst	WTIRGRET	109	0.6	
MORT	Market Vectors Mortg REIT	MVMORTTR	100	1.0	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	97	0.5	
GRI	C&S Global Realty Majors	GRM	68	0.2	
FTY	iShares FTSE NAREIT RE 50	FNR5TR	65	0.5	
TAO	Guggenheim China RE	ACNRET	37	0.4	✓
IFAS	iShares FTSE E/N Asia	TRGASU	28	0.2	
KBWY	PwrShrs KBW Prem Yld REIT	KYX	22	0.2	
IFNA	iShares FTSE E/N North Am	TRGNAU	21	0.2	
RTL	iShares FTSE NAREIT Retail	TFN20C	21	0.3	
WREI	Wilshire US REIT	WILREIT	18	0.2	
ROOF	IQ US Real Estate SC	IQSMREST	13	0.1	
IFEU	iShares FTSE E/N Europe	NUPRA	13	0.1	
FNIO	iShares FTSE NAREIT Indu	TFN13C	10	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Technology					
XLK	Technology Sector SPDR	IXT	$10,648	$257.5	✓
VGT	Vanguard Technoloy	M2USSITI	2,554	12.3	✓
IYW	iShares DJ US Technology	DJUSTCT	1,782	12.9	✓
IGV	iShares S&P NA Software	SPGSTISO	626	4.5	✓
IXN	iShares S&P Glb Technology	SGI	578	3.9	
IGM	iShares S&P NA Technology	SPGSTI	545	2.5	
FDN	First Trust DJ Internet	DJINET	487	4.1	✓
SMH	Market Vectors Semicons	MVSMHTR	255	64.7	✓
IGN	iShares S&P NA MMedia Ntwk	SPGSTIIP	235	1.6	✓
FXL	First Trust Technology	STRQTC	221	3.8	
SOXX	iShares PHLX SOX Semicond	SOX	213	13.3	✓
MTK	SPDR MS Technology	MSH	169	0.4	
QTEC	First Trust NDX Technology	NDXT	121	1.1	✓
RYT	Guggenheim S&P 500 EW Tech	S45	111	1.8	
QQEW	First Trust NDX Equal Wgt	NDXE	82	0.8	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US Sectors (continued)					
Technology					
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	$80	$0.4	
SKYY	First Trust ISE Cloud Comp	CPQ	74	0.8	✓
PNQI	PwrShrs NASDAQ Internet	QNET	53	0.5	
PSJ	PowerShares Dyn Software	DZC	51	0.1	
PXQ	PowerShares Dyn Networking	DZN	45	0.8	✓
PTF	PowerShares Dyn Technology	EZV	29	0.1	
XSD	SPDR S&P Semiconductor	SPSISCTR	28	4.0	
CQQQ	Guggenheim China Tech	ACNITTR	19	0.1	✓
PSI	PwrShrs Dyn Semiconductors	DZE	16	0.1	
XSW	SPDR S&P Software & Srvs	SPSISS	16	0.1	
SOCL	Global X Social Media	SOCL	15	0.4	✓
IPK	SPDR S&P Intl Technogy	SPBMUTUP	11	0.0	
QQQC	Global X NASDAQ China Tech	CHIT	4	0.0	
AXIT	iShrs MSCI ACWIxUS Info Te	MSWDUITN	3	0.0	
QGEM	EGShares Technology GEMS	DJETX	2	0.0	
AAIT	iShrs MSCI AC Asia InfoTech	MSIAITNU	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Telecommunications					
IYZ	iShares DJ US Telecomm	DJSTELT	$682	$10.6	✓
IXP	iShares S&P Glb Telecomm	SGT	600	3.6	
VOX	Vanguard Telecomm	M2USSTCI	567	4.1	✓
IST	SPDR S&P Intl Telecomm	SPBMUSUP	25	0.2	
XTL	SPDR S&P Telecom	SPSITE	4	0.1	
TGEM	EGShares Telecom GEMS	DJETS	4	0.0	
AXTE	iShrs MSCI ACWIxUS Teleco	MSWDUTCN	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Utilities					
XLU	Utilities Sector SPDR	IXU	$6,170	$224.3	✓
VPU	Vanguard Utilities	M2USSUTI	1,163	10.4	✓
IDU	iShares DJ US Utilities	DJUSUTT	674	3.6	✓
JXI	iShares S&P Glb Utilities	SGU	239	1.4	
FXU	First Trust Utilities	STRQUT	148	2.2	
RYU	Guggenheim S&P 500 EW Util	S55	46	0.4	
PUI	PowerShares Dyn Utilities	DWU	41	0.2	
GII	SPDR Glb Infrastruct 100	MCGIGIDT	37	0.2	
DBU	WisdomTree GlobalxUS Util	WTIDGXUT	37	0.2	
IPU	SPDR S&P Intl Utilities	SPBMUUUP	26	0.2	
AXUT	iShrs MSCI ACWIxUS Utilit	MSWDUUTN	6	0.1	
UGEM	EGShares Utilities GEMS	DJEUT	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Water and Clean Energy					
PHO	PowerShares Water Resour	CWATUSL	$810	$3.1	✓
PIO	PowerShares Global Water	CWATERL	213	0.8	
CGW	Guggenheim S&P Glb Water	SPGTAQTR	207	0.8	
PBW	PwrShrs WH Clean Energy	ECO	129	0.7	✓
FIW	First Trust ISE Water	HHO	69	0.3	✓
PZD	PowerShares Cleantech	CTIUS	68	0.2	
PBD	PwrShrs Glb Clean Energy	NEX	59	0.2	
TAN	Guggenheim Solar	SUNIDX	45	1.1	✓
GEX	Mkt Vec Glb Alt Energy	AGIXLT	44	0.1	✓
PUW	PwrShrs WH Progr Energy	WHPRO	38	0.1	
ICLN	iShares S&P Glb Clean En	SPGTCLNT	25	0.1	
FAN	First Trust Glb Wind Ener	GWE	20	0.1	
EVX	Mkt Vec Environment Svcs	AXENV	20	0.0	
QCLN	First Trust NQ Green Energy	CELS	14	0.0	
KWT	Market Vectors Solar Ener	SOLRXT	11	0.1	✓
PWND	PwrShrs Global Wind Energy	QWND	9	0.0	

* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide Q4 2012

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
International					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$36,813	$997.0	✓
VEA	Vanguard MSCI Euro Pac	NDDUEAFE	9,554	77.7	✓
VEU	Vanguard FTSE All-Wrld xUS	GPVAN2TR	7,434	34.1	✓
ACWI	iShares MSCI ACWI	NDUEACWF	3,081	29.8	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	1,595	11.7	✓
VT	Vanguard Total World	FTAW01	1,431	7.7	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	1,362	5.2	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	1,327	5.9	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	1,233	10.0	
IOO	iShares S&P Global 100	SPTR100N	1,052	3.5	✓
VSS	Vanguard FTSE AWxUS SC	FSMUGXUS	1,027	3.3	
VXUS	Vanguard Total Intl Stock	MIMUAWUN	968	6.4	
SCHF	Schwab International Equity	FTAD02	847	3.7	✓
GWX	SPDR S&P Intl SC	STBMWUU2	681	3.1	✓
TOK	iShares MSCI Kokusai	NDDUKOK	663	0.3	
GWL	SPDR S&P World ex-US	SCRTWU	426	3.7	
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	387	1.8	
SCHC	Schwab Intl Small-Cap	GPSCW002	180	0.7	✓
DGT	SPDR Global Dow	GDOWD	92	0.4	
ADRD	BLDRS DM 100 ADR	BKTDM	49	0.1	
MDD	SPDR S&P Intl MC	SPBMUMUP	36	0.1	
IFSM	iShares FTSE Dev SC ex NA	FSZUDXNA	28	0.1	
DBEF	db-X MSCI EAFE Crncy-Hdg	M0EFHUSD	14	0.6	
URTH	iShares MSCI World	NDDUWI	11	0.0	
EWEF	Guggenheim MSCI EAFE EW	M2EAEWGT	11	0.1	
ACIM	SPDR MSCI ACWI IMI	MXWDIM	5	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$4,088	$122.8	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	3,312	23.6	✓
EWH	iShares MSCI Hong Kong	NDDUHK	2,499	54.5	✓
EWA	iShares MSCI Australia	NDDUAS	2,295	51.8	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	1,915	27.0	✓
VPL	Vanguard MSCI Pacific	NDDUP	1,558	9.5	✓
EWS	iShares MSCI Singapore	NDDUSG	1,549	26.9	✓
AIA	iShares S&P Asia 50	SPAS50NT	202	0.9	
NKY	MAXIS Nikkei 225 Index	NKY	189	4.9	✓
ENZL	iShares MSCI NZ Inves Mkt	MIMUNZLN	120	1.2	
ITF	iShares S&P/TOPIX 150	SPTR150N	71	0.2	
JSC	SPDR Russ/Nom Japan SC	RNIRIS	63	0.3	
SCJ	iShares MSCI Japan SC	NCUAJN	39	0.2	
ADRA	BLDRS Asia 50 ADR	BKTAS	26	0.1	
JPP	SPDR Russ/Nom Prime JP	RNPRI	14	0.0	
KROO	IQ Australia SC	IQSMAUST	14	0.1	
DBJP	db-X MSCI Japan Crncy-Hdg	M0JPHUSD	4	0.1	
EWSS	iShares MSCI Singapore SC	NCUASG	3	0.0	
AXJS	iShares MSCI AC Asia ex JP	MXASJSC	3	0.0	
EWHS	iShares MSCI HK SC	NCUAHK	1	0.0	
EWAS	iShares MSCI Australia SC	NCUAAS	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Europe					
VGK	Vanguard MSCI European	NDDUE15	$3,709	$89.9	✓
EWG	iShares MSCI Germany	NDDUGR	3,598	103.4	✓
EWU	iShares MSCI UK	NDDUUK	1,408	18.5	✓
EZU	iShares MSCI EMU	NDDUEMU	1,221	20.7	✓
IEV	iShares S&P Europe 350	SPTR350N	1,072	8.0	✓
FEZ	SPDR EURO STOXX 50	SX5U	1,025	14.9	✓
EWL	iShares MSCI Switzerland	NDDUSZ	615	6.5	✓
EWQ	iShares MSCI France	NDDUFR	418	14.2	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
International (continued)					
Europe (continued)					
EWD	iShares MSCI Sweden	NDDUSW	$384	$5.9	✓
EWI	iShares MSCI Italy	NDDUIT	218	8.0	✓
EWP	iShares MSCI Spain	NDDUSP	180	15.9	✓
EWN	iShares MSCI Netherl IMI	MIMUNETN	85	1.6	
EIS	iShares MSCI Israel Capped	MISCNU	79	0.7	
EWO	iShares MSCI Austria IMI	MIMUATAN	62	1.1	
NORW	Global X Norway 30	NORWAY30	59	0.5	
FEU	SPDR STOXX 50	SX5P	39	0.3	
EWK	iShares MSCI Belgium IMI	MIMUBELN	29	0.8	
GXF	Global X FTSE Nordic Reg	N30X	29	0.2	
GREK	Global X FTSE Greece 20	ASECU	22	0.4	
ADRU	BLDRS Europe 100 ADR	BKTEUR	14	0.0	
EIRL	iShares MSCI Irelnd Cap IMI	MSEUIISN	10	0.1	
ENOR	iShares MSCI Norway Cap IMI	M1NOSIM	6	0.1	
GERJ	Market Vectors Germany SC	MVGERJTR	5	0.0	
EDEN	iShares MSCI DK Cap IMI	M1DKSIM	3	0.2	
EWUS	iShares MSCI UK SC	NCUDUK	3	0.0	
EWGS	iShares MSCI Germany SC	NCUDGR	3	0.0	
EFNL	iShares MSCI FI Cap IMI	M1FISIM	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
North America					
EWC	iShares MSCI Canada	NDDUCA	$4,417	$43.7	✓
CNDA	IQ Canada SC	IQSMCANT	26	0.2	✓
EWCS	iShares MSCI Canada SC	NCUDCA	5	0.1	
DBCN	db-X MSCI Canada Crncy-Hdg	M0CAHUSD	5	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Emerging Markets – Global					
VWO	Vanguard MSCI EM	NDUEEGF	$57,434	$856.2	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	37,272	1898.6	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	897	2.9	
SCHE	Schwab Emrg Markets Equity	FTAG01	575	3.7	✓
ADRE	BLDRS EM 50 ADR	BKTEM	342	1.5	
GMM	SPDR S&P Emg Mkts	STBMEMU	165	1.6	
FRN	Guggenheim Frontier Mkts	BKNFRR	155	1.0	
AGEM	EGShares GEMS Composite	DJEEG	13	0.1	
EWEM	Guggenheim MSCI EM EW	M2EFEWGT	13	0.1	
EEMS	iShares MSCI EM SC	MSLUEMRN	9	0.1	
EVAL	iShares MSCI EM Value	NUVEEMVN	7	0.1	
DBEM	db-X MSCI EM Crncy-Hdg	M0EMHUSD	5	0.1	
EMFT	SPDR MSCI EM 50	MXEF50	4	0.0	
EGRW	iShares MSCI EM Growth	NDUEEGFN	3	0.0	
EMER	IQ Emerging Mkts MC	IQMDEMGT	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Emerging Markets – Regional					
EWZ	iShares MSCI Brazil	NDUEBRAF	$8,755	$844.5	✓
FXI	iShares FTSE China 25	GPDEU3TR	4,724	551.7	✓
EWY	iShares MSCI South Korea	NDEUSKO	2,965	105.6	✓
EWT	iShares MSCI Taiwan	NDEUSTW	2,476	73.2	✓
RSX	Market Vectors Russia	DXRPUS	1,830	132.2	✓
ILF	iShares S&P Latin Amer 40	SPTRL40N	1,666	33.2	✓
EWW	iShares MSCI Mexico IMI	MIMUMEXN	1,379	146.0	✓
EWM	iShares MSCI Malaysia	NDDUMAF	982	23.7	✓
GXC	SPDR S&P China	SCRTCN	762	9.2	✓
BKF	iShares MSCI BRIC	NDUEBRIC	733	3.9	
THD	iShares MSCI Thailand	MIMUTHAN	677	16.6	
TUR	iShares MSCI Turkey	MIMUTURN	576	10.7	
ECH	iShares MSCI Chile IMI	MIMUCHLN	563	9.9	✓
BRF	Market Vectors Brazil SC	MVBRFTR	554	7.9	✓
EZA	iShares MSCI South Africa	NDEUSSA	490	18.9	✓

* Opt. denotes US listed options trading available on the underlying security.

5

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
International					
Emerging Markets – Regional (continued)					
PIN	PowerShares India	III	$412	$12.8	✓
IDX	Market Vectors Indonesia	MVIDXTR	395	8.5	
GMF	SPDR S&P EM Asia Pacific	STBMAEU	388	3.0	
MCHI	iShares MSCI China	NDEUCHF	386	6.6	✓
EEB	Guggenheim BRIC	BKBRICT	342	1.9	✓
EPU	iShares MSCI All Peru	MXPECAPD	337	10.0	✓
EIDO	iShares MSCI Indonesia IMI	MIMUINON	302	5.2	
INDY	iShares S&P India Nifty 50	BXTRNIFT	301	2.1	✓
BIK	SPDR S&P BRIC 40	SPTRBRIC	298	1.9	
VNM	Market Vectors Vietnam	MVVNMTR	256	3.1	
ERUS	iShares MSCI Russia Capped	MSEURU$N	241	5.3	
GXG	Global X FTSE Colombia 20	COLOM20	210	4.1	
PGJ	PwrShr Golden Dragon China	HXC	194	0.6	✓
HAO	Guggenheim China SC	ACNSC	160	1.8	✓
EPOL	iShares MSCI Poland IMI	MIMUPOLN	144	1.7	
GML	SPDR S&P EM Lat Am	SCRTLA	116	0.7	
EPHE	iShares MSCI Philippines IMI	MIMUPHIN	109	4.3	
GUR	SPDR S&P Emerging Europe	STBMEECQ	88	0.9	✓
GAF	SPDR S&P EM Middle East	STBMMEU	85	0.7	
AFK	Market Vectors-Africa	DJAFKT	79	0.8	
FNI	First Trust ISE Chindia	ICK	67	0.3	✓
EGPT	Market Vectors Egypt Index	MVEGPTTR	54	0.8	
EWZS	iShares MSCI Brazil SC	MSLUBRZN	53	0.4	
YAO	Guggenheim China All-Cap	ACNACTR	51	0.3	✓
BICK	First Trust BICK	BIQ	45	0.3	
SCIF	Market Vectors India SC	MVSCIFTR	44	0.4	✓
RBL	SPDR S&P Russia	SPCQXRUP	40	1.1	
PLND	Market Vectors Poland	MVPLNDTR	33	0.2	
ASEA	Global X Asean 40	ASEAN40	33	0.2	
FCHI	iShares FTSE China HK List	CH80	30	0.1	
SCIN	EGShares India SC	ISCIN	25	0.1	
ESR	iShares MSCI EM East Eur	NDUEEMEE	22	0.3	
EEMA	iShares MSCI EM Asia	NDUEEGFA	22	0.3	
BRAZ	Global X Brazil MC	SOLBRAZ	21	0.2	
INDA	iShares MSCI India	NDEUSIA	21	0.2	
PMNA	PwrShr MENA Frontier Cntry	QMEA	16	0.1	
ECNS	iShares MSCI China SC	MSLUCHNN	15	0.1	
LATM	Mkt Vect LatAm SC	MVLATMTR	14	0.1	
FM	iShares MSCI Frontier 100	MXFM100	14	0.3	
PEK	Market Vectors China	CSIR0300	13	0.1	
EEME	iShares MSCI EM EMEA	NDDUEMEA	11	0.1	
MES	Market Vectors Gulf States	DJMEST	11	0.0	
RSXJ	Market Vectors Russia SC	MVRSXJTR	10	0.3	
AND	Global X FTSE Andean 40	ANDEAN40	9	0.1	
BBRC	EGShares Beyond BRICs	IBBRC	7	0.1	
SMIN	iShares MSCI India SC	MXINSC	5	0.0	
EEML	iShares MSCI EM LatAm	NDUEEGFL	5	0.0	
DBBR	db-X MSCI Brazil Crncy-Hdg	M0BRHUSD	4	0.1	
ARGT	Global X FTSE Argentina 20	ARG20	3	0.0	
COLX	Market Vectors Colombia	MVCOLXTR	3	0.0	
IDXJ	Mrk Vectors Indonesia SC	MVIDXJTR	2	0.0	
GMFS	SPDR S&P SC EM AsiaPac	SPAE2BUN	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged – Equities					
SSO	ProShares Ultra S&P500	SPX	$1,587	$390.2	✓
FAS	Direxion Daily Finan Bull 3X	RGUSFL	1,132	539.8	✓
UYG	ProShares Ultra Financials	DJUSFN	822	45.9	✓
UWM	ProShares Ultra R2000	RTY	686	61.1	✓
TNA	Direxion Daily SC Bull 3X	RTY	618	584.9	✓
Leveraged – Equities (continued)					
QLD	ProShares Ultra QQQ	NDX	$598	$205.1	✓
NUGT	Direxion Gld Mnrs Bull 2X	GDM	363	51.2	✓
URE	ProShares Ultra RealEstate	DJUSRE	355	9.4	✓
EDC	Direxion Daily EM Bull 3X	MXEF	334	51.0	✓
UPRO	ProShares UltraPro SP500	SPX	304	180.4	✓
ERX	Direxion Daily Ener Bull 3X	RGUSEL	256	66.6	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	250	15.6	✓
TQQQ	ProShares UltraPro QQQ	NDX	216	86.8	✓
DDM	ProShares Ultra Dow30	INDU	215	34.8	✓
UVXY	ProShares Ultra VIX ShrTrm	SPVXSPID	204	171.7	✓
SPXL	Direxion Daily SPX Bull 3X	SPX	173	65.8	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	171	11.5	✓
TECL	Direxion Daily Tech Bull 3X	IXT	133	21.1	✓
DRN	Direxion Daily RE Bull 3X	RMZ	106	16.9	✓
ROM	ProShares Ultra Technology	DJUSTC	83	1.6	✓
MVV	ProShares Ultra SP 400	MID	74	16.3	✓
URTY	ProShares UltraPro R2000	RTY	72	29.4	✓
SOXL	Direxion Semicond Bull 3X	SOX	65	12.2	✓
RSU	Guggenheim 2X S&P 500	SPX	64	1.3	✓
RXL	ProShares Ultra HealthCare	DJUSHC	54	0.4	
YINN	Direxion Daily China 3X Bull	BKTCN	50	1.9	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	40	0.7	
MIDU	Direxion Daily MC Bull 3X	MID	37	4.2	✓
UDOW	ProShares UltraPro Dow30	INDU	36	10.1	✓
USD	ProShares Ultra Semicond	DJUSSC	30	0.8	✓
XPP	ProShares Ultra FTSE China	XINOU	28	1.3	✓
LBJ	Direxion Daily LatAm 3X Bull	SPTRL40N	28	0.8	✓
INDL	Direxion India Bull 3X	III	26	1.0	✓
EET	ProShares Ultra MSCI EM	MXEF	26	0.7	✓
UMDD	ProShares UltraPro Mid400	MID	24	3.1	✓
RUSL	Direxion Russia Bull 3X	DXRPUS	23	2.2	✓
GASL	Direxion Nat Gas Bull 2X	FUM	21	4.1	✓
DZK	Direxion Daily DM Bull 3X	MXEA	21	0.6	✓
SAA	ProShares Ultra S&P600	SML	20	0.3	✓
UXI	ProShares Ultra Industrial	DJUSIN	19	0.2	✓
UPW	ProShares Ultra Utilities	DJUSUT	18	0.2	
EZJ	ProShares Ultra MSCI Japan	MXJP	16	0.2	
UKF	ProShares Ultra R1000 Gro	RLG	15	0.0	
UKK	ProShares Ultra R2000 Gro	RUO	15	0.3	
UGE	ProShares Ultra Cons Goods	DJUSNC	14	0.0	
UCC	ProShares Ultra Cons Svcs	DJUSCY	12	0.1	
RETL	Direxion Retail Bull 3X	RU15SRTL	12	0.2	
EFO	ProShares Ultra MSCI EAFE	MXEA	10	0.2	
UBR	ProShares Ultra MSCI Braz	MXBR	10	0.4	
UVT	ProShares Ultra R2000 Val	RUJ	10	0.2	
UKW	ProShares Ultra RussMCGro	RDG	8	0.1	
FINU	ProShares UltraPro 3XFins	DJUSFN	8	0.1	
UVU	ProShares Ultra RussMCVal	RMV	6	0.0	
UPV	ProShr Ultra MSCI Europe	MXEU	6	0.3	
CURE	Direxion HlthCr Bull 3X	IXV	6	0.1	
UVG	ProShares Ultra R1000 Val	RLV	5	0.0	
KRU	ProShares Ult KBW Reg Bank	KRX	5	0.1	
LTL	ProShares Ultra Telecomm	DJSTEL	5	0.0	
UWC	ProShares Ultra R3000	RAY	5	0.0	
MATL	Direxion Basic Mat Bull 3X	IXB	4	0.2	
UMX	ProShr Ultra MSCI Mex IMI	MZMXI	2	0.0	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	2	0.0	

* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide Q4 2012

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Inverse – Equities					
SH	ProShares Short S&P500	SPX	$1,942	$114.3	✓
SDS	ProShares UltraShort SP500	SPX	1,879	285.1	✓
TZA	Direxion Daily SC Bear 3X	RTY	982	393.7	✓
FAZ	Direxion Daily Finan Bear 3X	RGUSFL	708	301.7	✓
SPXU	ProShares UltPro Shrt SP500	SPX	533	182.8	✓
QID	ProShares UltraShort QQQ	NDX	464	155.8	✓
RWM	ProShares Short R2000	RTY	458	37.3	✓
DXD	ProShares UltraShort Dow30	INDU	295	62.8	✓
TWM	ProShares UltSh R2000	RTY	290	63.3	✓
EUM	ProShares Short MSCI EM	MXEF	266	5.7	
DOG	ProShares Short Dow30	INDU	262	19.3	✓
PSQ	ProShares Short QQQ	NDX	241	21.7	✓
SKF	ProShares UltSh Financials	DJUSFN	201	25.6	✓
SPXS	Direxion Daily SPX Bear 3X	SPX	187	38.7	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	184	71.0	✓
FXP	ProShares UltSh FTSE China	FXTID	168	8.2	✓
EFZ	ProShares Short MSCI EAFE	MXEA	154	7.3	✓
EDZ	Direxion Daily EM Bear 3X	MXEF	132	34.0	✓
SRS	ProShares UltSh Real Est	DJUSRE	127	5.9	✓
EPV	ProShares UltSh MSCI Eur	MXEU	124	13.9	✓
ERY	Direxion Daily Ener Bear 3X	RGUSEL	113	25.8	✓
SDOW	ProShares UltraPro Shrt D30	INDU	100	18.5	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	82	14.6	✓
SEF	ProShares Short Financials	DJUSFN	79	2.4	✓
EEV	ProShares UltSh MSCI EM	MXEF	66	10.0	✓
SRTY	ProShares UltraPro Shrt R2	RTY	65	25.2	✓
DUST	Direxion Gld Mnrs Bear 2X	GDM	53	19.2	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	46	28.7	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	41	7.4	✓
SOXS	Direxion Semicond Bear 3X	SOX	39	7.4	✓
RSW	Guggenheim Inv 2X S&P 500	SPX	38	1.5	✓
TECS	Direxion Daily Tech Bear 3X	IXT	34	5.9	✓
MZZ	ProShares UltraSh SP 400	MID	27	3.3	✓
REK	ProShares Shrt Real Estate	DJUSRE	26	0.4	
MYY	ProShares Short SP 400	MID	22	1.2	
DRV	Direxion Daily RE Bear 3X	RMZ	20	3.5	✓
BZQ	ProShares UltSh MSCI Brazil	MXBR	19	1.9	✓
SBB	ProShares Short S&P600	SML	18	0.6	
MIDZ	Direxion Daily MC Bear 3X	MID	17	2.1	✓
DPK	Direxion Daily DM Bear 3X	MXEA	16	1.2	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	14	1.6	✓
YANG	Direxion Daily China 3X Bear	BKTCN	12	0.7	✓
REW	ProShares UltSh Technology	DJUSTC	12	0.7	✓
SSG	ProShares UltSh Semicond	DJUSSC	11	0.6	✓
SDD	ProShares UltraShort SP600	SML	11	0.4	
YXI	ProShares Shrt FTSE China	XINOU	10	0.3	
EWV	ProShares UltSh MSCI Japan	MXJP	10	0.2	✓
RUSS	Direxion Russia Bear 3X	DXRPUS	10	1.3	✓
GASX	Direxion Nat Gas Bear 2X	FUM	9	1.5	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	9	0.1	
SBM	ProShares Shrt Basic Mat	DJUSBM	9	0.4	
SIJ	ProShares UltSh Industrial	DJUSIN	7	0.2	✓
SKK	ProShares UltSh R2000 Gro	RUO	7	0.2	
SMDD	ProShares UltraPro Shrt SP4	MID	5	2.4	✓
RXD	ProShares UltSh HealthCare	DJUSHC	5	0.1	
DDG	ProShares Short Oil & Gas	DJUSEN	5	0.1	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	5	0.1	
BIS	ProShr UltShrt Nsdq Biotech	NBI	5	0.1	
KRS	ProShares Short KBW Reg Bk	KRX	4	0.0	
SJH	ProShares UltSh R2000 Val	RUJ	4	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Inverse – Equities (continued)					
JPX	ProShares UltSh MSCI PxJP	MXPCJ	$3	$0.0	
FINZ	ProShares UltraPro Sh Fins	DJUSFN	3	0.1	
SDP	ProShares UltSh Utilities	DJUSUT	3	0.1	
SZK	ProShares UltSh Cons Good	DJUSNC	2	0.1	
SFK	ProShares UltSh R1000 Gro	RLG	2	0.0	
SDK	ProShares UltSh RussMCGr	RDG	2	0.0	
TLL	ProShares UltSh Telecomm	DJSTEL	2	0.0	
SJF	ProShares UltSh R1000 Val	RLV	2	0.0	
SMK	ProShares UltSh MSCI Mex	MZMXI	1	2.7	
TWQ	ProShares UltraShort R3000	RAY	1	0.0	
SJL	ProShares UltSh RussMCVa	RMV	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Dividend					
Domestic					
VIG	Vanguard Div Appreciation	MERGDVGT	$12,138	$51.1	✓
DVY	iShares DJ Select Dividend	DJDVY	11,040	58.6	✓
SDY	SPDR S&P Dividend	SPHYDATR	9,572	47.8	✓
VYM	Vanguard High Div Yield	TGPVAN	4,174	20.3	✓
HDV	iShares High Div Equity	MDYFT	2,275	19.5	✓
DLN	WisdomTree LC Div	WTLDITR	1,292	6.8	✓
DTN	WisdomTree Dividend ex Fin	WTDXFTR	1,230	10.8	✓
FDL	First Trust Mrngstr Div	MDL	658	4.9	
DHS	WisdomTree Equity Income	WTHYE	579	3.5	
SCHD	Schwab US Dividend Equity	DJUSDIVT	532	3.8	
FVD	First Trust Value Line Div	VLFVD	507	2.0	
DES	WisdomTree SC Div	WTSDITR	395	1.9	
DON	WisdomTree MC Div	WTMDITR	388	2.1	
PEY	PowerShares HY Equity Div	DAY	305	1.8	
DTD	WisdomTree Total Dividend	WTDITR	305	1.4	
PFM	PowerShares Div Achievers	DAAX	291	1.3	
LVL	Guggenheim S&P Glb Div	SPGTGDOT	49	0.4	
SDOG	ALPS Sector Dividend Dogs	na	42	0.9	
TDIV	FT NASDAQ Tech Dividend	NQ96DVU	30	1.1	
HDIV	Russell High Div Yield	R1DVLCT	8	0.3	
DIVS	Russell SC High Div Yield	R2DVSCT	3	0.0	
International					
DEM	WisdomTree EM Equity	WTEMHYTR	$4,465	$33.3	✓
IDV	iShares DJ EPAC Select Div	DJEPCSDT	1,187	8.1	✓
DGS	WisdomTree EM SC Div	WTEMSCTR	1,065	5.2	✓
DWX	SPDR S&P Intl Dividend	SPGTDOU	1,010	9.2	✓
PID	PowerShares Internat Div	DAT	730	2.4	
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	527	5.9	✓
DLS	WisdomTree Intl SC Div	WTIDSCTR	414	1.3	
DWM	WisdomTree DEFA	WTIDFATR	410	2.1	
DOO	WisdomTree Intl Div	WTIDXFTR	340	1.9	
EDIV	SPDR S&P EM Dividend	SPGTEDUN	300	3.4	
FGD	First Trust DJ Glb Sel Div	DJGSD	213	1.3	
DOL	WisdomTree Intl LC Div	WTIDLCTR	189	1.2	
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	176	0.7	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	156	1.1	✓
SDIV	Global X SuperDividend	SOLSDIV	141	1.9	
DIM	WisdomTree Intl MC Div	WTIDMCTR	99	0.4	
DEW	WisdomTree Global Equity	WTGDHYTR	93	0.4	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	91	0.4	
AUSE	WisdomTree Australia Div	WTIDAUST	64	0.4	
DNL	WisdomTree GlobalxUS Gro	WTGDXGTR	64	0.3	
DVYE	iShares EM Dividend	DJEMDIVR	44	0.4	
DFE	WisdomTree Europe SC Div	WTIDESTR	30	0.2	
HEDJ	WisdomTree Europe Hedge Eq	WTIDFTRH	22	0.4	

* Opt. denotes US listed options trading available on the underlying security.

7

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Dividend (continued)					
DVYA	iShares Asia/Pac Div 30	DJAPSDT	$21	$0.1	
FDD	First Trust STOXX EUSelDiv	SD3L	16	0.2	
GULF	WisdomTree Middle East Div	WTEMMETR	13	0.1	
ABCS	Guggenheim ABC High Div	BKABCT	10	0.2	
CHXF	WisdomTree CH Div Ex-Fins	na	5	0.4	

* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide Q4 2012

Exchange Traded Funds (ETFs)
FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$24,555	$226.1	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	17,192	297.0	✓
JNK	SPDR BC High Yield Bond	LHVLTRUU	12,323	199.5	✓
CSJ	iShares BC 1-3 Year Credit	LF99TRUU	9,446	54.6	✓
CIU	iShares BC Interm Credit	LUICTRUU	5,390	30.7	✓
VCSH	Vanguard ST Corporate	BCEY6T	4,190	28.0	
VCIT	Vanguard Interm Corporate	na	2,880	24.6	✓
SCPB	SPDR BC Short Term Corp	LF99TRUU	1,543	7.8	
CFT	iShares BC Credit Bond	LUCRTRUU	1,410	14.1	
VCLT	Vanguard LT Corporate	LD07TRUU	1,078	11.3	✓
PHB	PowerShares Fund HY Corp	RAFIHY	860	13.2	✓
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	557	4.9	
CLY	iShares 10+Yr Credit	CY09	415	4.5	
SJNK	SPDR BarCap ShTrm High Yld	BHYSTRUU	341	5.1	
ITR	SPDR BC Interm Credit	LD06TRUU	314	1.5	
QLTA	iShrs Aaa-A Rated CB	BQF1TRUU	299	2.9	
BSJF	Guggenheim BulltShr '15 HY	BSJKF	298	2.6	
CORP	PIMCO Invest Grade Corp Bd	C0A0	276	2.1	
BSJD	Guggenheim BulltShr '13 HY	BSJKD	192	1.1	
BSCE	Guggenheim BulletShr '14 Bd	BSCBE	173	0.7	
BSJE	Guggenheim BulltShr '14 HY	BSJKE	169	1.3	
BSCD	Guggenheim BulletShr '13 Bd	BSCBD	157	0.4	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	154	0.7	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	152	0.9	
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	144	0.7	
LWC	SPDR BC LT Credit	LD07TRUU	122	1.8	
BSCC	Guggenheim BulletShr '12 Bd	BSCBC	101	0.3	
BSJC	Guggenheim BulltShr '12 HY	BSJKC	70	0.5	
CBND	SPDR BC Issuer Scored CB	ISCUTRUU	30	0.1	
BSJG	Guggenheim BulltShr '16 HY	BSJKG	28	0.5	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	26	0.3	
IHY	Market Vectors Intl HY Bd	HXUS	21	0.4	
BSJI	Guggenheim BulltShr '18 HY	BSJKI	21	0.4	
BSCI	Guggenheim BltShrs '18 CB	BSCBI	19	0.2	
BSJH	Guggenheim BulltShr '17 HY	BSJKH	16	0.2	
ENGN	iShares Industrials Sect Bnd	LUAITRUU	16	0.2	
XOVR	SPDR BofA ML Crossover Bnd	XOVD	13	0.2	
BSCK	Guggenheim BltShrs '20 CB	BSCBK	13	0.1	
BSCJ	Guggenheim BltShrs '19 CB	BSCBJ	13	0.1	
MONY	iShares Financials Sect Bnd	LUFITRUU	11	0.1	
AMPS	iShares Utilities Sect Bnd	LUAUTRUU	11	0.1	
ANGL	Mkt Vectrs Fallen Angel HY	H0FA	11	0.3	
QLTB	iShrs Baa-Ba Rated Bd	BQF2TRUU	10	0.3	
QLTC	iShrs B-Ca Rated Bd	BQF3TRUU	10	0.3	
US Government					
TIP	iShares BC TIPS	LBUTTRUU	$22,813	$120.1	✓
SHY	iShares BC 1-3 Year Treas	LT01TRUU	8,460	121.8	✓
IEF	iShares BC 7-10 Year Treas	LT09TRUU	4,611	92.3	✓
TLT	iShares BC 20+ Year Treas	LT11TRUU	3,018	943.5	✓
SHV	iShares BC Short Treasury	LT12TRUU	2,689	28.9	
IEI	iShares BC 3-7 Year Treas	LT13TRUU	2,063	58.3	✓
BIL	SPDR BC 1-3 Month T-Bill	LD12TRUU	1,095	33.3	✓
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,010	5.8	
IPE	SPDR Barclays Capital TIPS	BCIT1T	777	5.1	
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	663	4.2	
TLH	iShares BC 10-20 Yr Treas	LT10TRUU	624	10.0	✓
SCHP	Schwab US TIPs	LBUTTRUU	541	3.5	
GOVT	iShares Barclays US Treas	LUATTRUU	500	2.8	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
US Government (continued)					
STIP	iShares BC 0-5 Yr TIPS Bnd	LTPSTRUU	$388	$3.3	
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	361	2.0	
SCHO	Schwab Short-Term US Treas	na	225	2.8	
VGSH	Vanguard ST Govt	BCEY6T	204	1.5	
SCHR	Schwab Inter-Term US Treas	na	179	2.8	
EDV	Vanguard Extend Dur Treas	na	177	4.5	
ITE	SPDR BC Interm Treasury	LT08TRUU	172	0.8	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	166	0.9	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	152	4.9	
VGIT	Vanguard Interm Govt	na	126	1.0	
TIPZ	PIMCO Broad US TIPS	G0QI	125	0.5	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	123	0.5	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	82	4.5	
VGLT	Vanguard LT Govt	LGL1TRUU	72	1.9	
TLO	SPDR BC Long-Term Treas	LUTLTRUU	42	1.6	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	22	0.1	
TRSY	PIMCO Broad US Treasury	G0QL	20	0.0	
TENZ	PIMCO 7-15 Year US Treas	G8OC	16	0.4	
SST	SPDR BC ShTerm Treas	LTR1TRUU	3	0.1	
Aggregate and Other					
BND	Vanguard Total Bond Market	LBUFTRUU	$17,481	$102.9	✓
AGG	iShares BC Aggregate Bond	LBUSTRUU	15,707	112.6	✓
BSV	Vanguard Short-Term Bond	LD04TRUU	9,019	48.4	
MBB	iShares BC MBS	LUMSTRUU	6,077	43.1	✓
BIV	Vanguard Interm Bond	LD03TRUU	4,142	23.9	✓
BAB	PowerShares Build America	BABS	1,071	7.0	
BKLN	PwrShr Senior Loan Portfol	SPBDLL	1,005	10.1	
GVI	iShares BC Interm Gov/Cred	LF97TRUU	926	4.7	
CWB	SPDR BC Convertible Bond	LUCCTRUU	874	9.2	
BLV	Vanguard Long-Term Bond	LGCSTRUU	785	6.6	✓
LAG	SPDR BC Aggregate Bond	LBUSTRUU	620	5.5	
ALD	WisdomTree Asia Local Debt	na	430	1.9	✓
AGZ	iShares BC Agency Bond	LUAASIUU	416	2.2	
FLOT	iShares Floating Rate Note	BFUSTRUU	348	3.8	
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	337	3.6	
VMBS	Vanguard MBS	LUMSTRUU	269	1.8	
GSY	Guggenheim Enh Sh Duration	LD12TRUU	225	1.1	
GLJ	iShares 10+Yr Govt/Credit	B9A0	199	2.4	
GBF	iShares BC Governt/Credit	LUGCTRUU	173	1.2	
BABS	SPDR Nuveen BC Build Amer	LBABTRUU	108	1.8	
CMBS	iShares Barclays CMBS Bnd	LUCMTRUU	54	0.7	
MBG	SPDR BC MBS	LUMSTRUU	42	0.3	
COBO	ProShares USD Covered Bond	BNIXCOVD	13	0.1	
FLRN	SPDR BC Inv Grd Float Rate	BFUSTRUU	12	0.3	
GNMA	iShares Barclays GNMA Bond	LGNMTRUU	10	0.1	
CVRT	PowerShare Convert Sec	VXA0R	10	0.1	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	7	0.0	
GMTB	Columbia Core Bond Strat	na	5	0.0	
GIY	Guggenheim Enh Core Bond	LBUSTRUU	5	0.1	
RRF	WisdomTree Glb Real Return	na	5	0.0	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$5,967	$82.1	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	2,712	27.9	✓
BWX	SPDR BC Internat Treas	LTXUTRUU	1,959	12.8	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	1,370	8.1	
ELD	WisdomTree EM Local Debt	na	1,352	9.0	✓
EMLC	Market Vectors EM Local Curr	GBIEMCOR	888	8.6	✓

* Opt. denotes US listed options trading available on the underlying security.

FICC

9

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
International (continued)					
IGOV	iShares SP/Citi Intl Treas	SPBDXUTR	$345	$3.3	
EBND	SPDR BC EM Local Bond	BLCDTRUU	240	2.0	
BWZ	SPDR BC ST Intl Treasury	LGT3TRUU	237	1.0	
ISHG	iShares SP/Citi 1-3 Intl Tre	SPBDXU3T	187	0.8	
PICB	PwrShr Intl Corp Bond	SPBDICBT	119	0.9	
LEMB	iShares EM Local Curr Bond	BMBNTRUU	105	1.8	
IBND	SPDR BC Intl Corp Bond	BC18TRUU	90	0.6	
EMCB	WisdomTree EM Corp Bond	na	72	1.1	
ITIP	iShares Intl Inflation-Link	WXDI	60	0.5	
AUNZ	WisdomTree AU & NZ Debt	na	45	0.4	
AUD	PIMCO Australia Bond	AUDL	44	0.7	
GHYG	iShares Glb HY Bd	IBOAMZDB	36	0.4	
HYXU	iShares Glb ex USD HY Bd	IBOAMZGX	26	0.3	
CAD	PIMCO Canada Bond	CADG	25	0.2	
EMHY	iShares EM HY Bd	MSBIEHTR	21	0.3	
CEMB	iShares EM Corp Bd	MSBIERTR	21	0.2	
EMCD	SPDR BofA ML EM Bnd	EMSD	16	0.1	
DSUM	PwrShrs Yuan Dim Sum Bd	SBDSBIL	16	0.3	
GTIP	iShares Glb Inflation-Link	WODI	15	0.2	
BONO	Mkt Vect LatAm Agg Bond	LATS	8	0.1	
CHLC	Market Vectors Renminbi Bd	MVCHLC	5	0.1	
RMB	Guggenheim Yuan Bond	ACNRMBTR	5	0.0	
EU	WisdomTree Euro Debt	EUR	4	0.1	
GGOV	ProShrs DE Sovereign/SubSov	IBXXXZAB	4	0.0	
BUND	PIMCO Germany Bond	GEDL	3	0.0	
HYEM	Market Vectors EM HY	EMHY	1	0.2	
Municipal					
MUB	iShares S&P Natl AMT-Free	SPMUNUST	$3,177	$21.6	✓
SHM	SPDR Nuveen BC ShrtTrm Muni	LMM1TR	1,611	7.6	
TFI	SPDR Nuveen BC Muni Bond	LMMITR	1,193	5.7	
PZA	PwrShrs Insured Natl Muni	UPCM	905	6.1	✓
HYD	Market Vectors HY Muni	LMEHTR	890	9.7	✓
ITM	Market Vectors Interm Muni	LMT2TR	624	4.2	
SUB	iShares S&P STNatlAMT-Fr	SPMUSYRT	588	2.9	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	326	3.3	
CMF	iShares S&P CA AMT-Free	SPMUNCAT	267	1.2	
MUNI	PIMCO Intermediate Muni	na	189	1.5	
SMB	Market Vectors Short Muni	LMT1TR	169	0.9	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	144	2.2	
NYF	iShares S&P NY AMT-Free	SPMUNNYT	118	0.5	
MLN	Market Vectors Long Muni	LMT3TR	106	0.8	
CXA	SPDR Nuveen BC Calif Muni	LMM2TR	102	0.4	
PZT	PwrShrs Insured NY Muni	UPNY	70	0.4	
PWZ	PwrShrs Insured CA Muni	UPCC	62	0.3	
MUAF	iShares 2017 S&P AMT-Free	SPMUS17T	61	0.3	
MUAD	iShares 2015 S&P AMT-Free	SPMUS15T	48	0.3	
MUAC	iShares 2014 S&P AMT-Free	SPMUS14T	47	0.8	
MUAE	iShares 2016 S&P AMT-Free	SPMUS16T	46	0.2	
MUAB	iShares 2013 S&P AMT-Free	SPMUS13T	38	0.3	
PRB	Market Vectors Pre-Ref Muni	LMPETR	36	0.2	
INY	SPDR Nuveen BC NY Muni	LMM3TR	31	0.1	
VRD	SPDR Nuveen S&P VRDO Muni	SPMUVRDO	12	0.2	
GMMB	Columbia Interm Muni Bond	na	8	0.0	
Commodities					
GLD	SPDR Gold Shares	GOLDLNPM	$76,493	$1574.4	✓
IAU	iShares Gold Trust	GOLDLNPM	11,728	92.9	✓
SLV	iShares Silver Trust	SLVRLN	10,855	359.1	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
DBC	PowerShares DB Commodity	DBLCIX	$6,643	$64.1	✓
SGOL	ETFS Gold Trust	GOLDLNPM	2,008	15.4	✓
DBA	PowerShares DB Agriculture	DBAGIX	1,881	32.0	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	1,283	7.4	✓
USO	United States Oil	USCRWTIC	1,229	278.9	✓
UNG	United States Natural Gas	NGUSHHUB	1,129	216.4	✓
PPLT	ETFS Platinum Trust	PLTMLNPM	866	9.5	
DBO	PowerShares DB Oil	DBOLIX	701	11.8	✓
SIVR	ETFS Physical Silver	SLVRLN	630	7.4	✓
PALL	ETFS Physical Palladium	PLDMLNPM	521	4.9	
GCC	GreenHaven Commodity	CCITR	508	3.2	✓
USCI	US Commodity Index	SDCITR	471	2.4	
DGL	PowerShares DB Gold	DGLDIX	464	5.0	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	406	6.5	✓
DBB	PowerShares DB Base Met	DBBMIX	378	2.7	✓
GLTR	ETFS Physical Prec Metal	na	211	0.9	
DBE	PowerShares DB Energy	DBENIX	175	2.1	✓
USL	United States 12 Month Oil	CLA	112	1.2	✓
AGOL	ETFS Asian Gold Trust	na	80	0.1	
CRBQ	Jefferies TR/J CRB GlbComm	CRBQX	79	0.3	✓
DBS	PowerShares DB Silver	DBSLIX	71	0.7	✓
UGA	United States Gasoline	XBA	69	2.9	✓
CORN	Teucrium Corn Fund	TCORN	57	6.9	✓
BNO	United States Brent Oil Fd	na	53	3.4	✓
UNL	US 12 Month Natl Gas	na	53	0.9	✓
WITE	ETFS White Metals Basket	na	42	0.1	
BNPC	STREAM SP DynRoll Glb Comm	SPDYCIP	17	0.0	
SOYB	Teucrium Soybean	TSOYB	9	0.8	✓
UHN	US Deisel-Heating Oil	HOA	7	0.1	
NAGS	Teucrium Natural Gas Fund	TNAGS	4	0.1	
WEAT	Teucrium Wheat	TWEAT	3	0.2	
USMI	United States Metals	SDMITR	3	0.0	
USAG	United States Agriculture	SDAITR	3	0.1	
TAGS	Teucrium Agricultural	TTAGS	3	0.0	
CPER	United States Copper	SCITR	3	0.0	
CRUD	Teucrium Crude Oil Fund	na	2	0.1	
CANE	Teucrium Sugar	TCANE	2	0.1	
Currencies					
UUP	PowerShares DB USD Bull	USDUPX	$955	$44.1	✓
FXA	CurrencyShares AUD	AUD	582	25.2	✓
FXC	CurrencyShares CAD	CAD	519	7.0	✓
FXF	CurrencyShares CHF	CHF	338	4.0	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	330	4.3	✓
FXE	CurrencyShares Euro	EUR	316	139.5	✓
CEW	WisdomTree EM Curr	na	282	1.7	✓
CYB	WisdomTree Dreyfus CNY	CNY	254	2.1	✓
FXY	CurrencyShares JPY	JPY	150	24.0	✓
UDN	PowerShares DB USD Bear	USDDNX	87	2.2	✓
FXB	CurrencyShares GBP	GBP	71	4.1	✓
FXS	CurrencyShares SEK	SEK	68	0.3	✓
BZF	WisdomTree Dreyfus BRL	BRL	60	0.7	✓
CCX	WisdTree Dreyfus Comm Curr	na	25	0.2	
ICN	WisdomTree Dreyfus INR	INR	15	0.2	✓
JYF	WisdomTree Dreyfus JPY	JPY	6	0.0	✓
SZR	WisdomTree Dreyfus ZAR	ZAR	4	0.0	
FXCH	CurrencyShrs Ch Renminbi	na	4	0.0	

* Opt. denotes US listed options trading available on the underlying security.

10 | US ETF & ETN Guide Q4 2012

Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged – FICC					
AGQ	ProShares Ultra Silver	SLVRLN	$921	$67.9	✓
UCO	ProShares Ult DJ-UBS Oil	DJUBSCL	392	63.9	✓
UGL	ProShares Ultra Gold	GOLDLNPM	387	15.5	✓
BOIL	ProShrs Ult DJ-UBS NatGas	DJUBSNG	57	11.1	✓
LBND	PwrShrs DB 3X Lng 25+ Trea	DBBNDL	33	0.6	
TMF	Direxion 20Y+ Treas Bull 3X	AXTWEN	22	8.5	✓
UST	ProShares Ultra 7-10 Treas	LT09TRUU	20	26.8	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	10	1.6	✓
UCD	ProShares Ult DJ-UBSComm	DJUBS	7	0.1	
ULE	ProShares Ultra Euro	na	6	0.2	✓
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	6	0.4	
YCL	ProShares Ultra Yen	na	5	0.1	
UJB	ProShares Ult High Yield	IBOXHY	5	0.1	
TYD	Direxion 7-10Y Tres Bull 3X	AXSVTN	4	0.3	✓
GDAY	ProShares Ultra AUD	na	4	0.1	
Inverse – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$3,148	$122.6	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	816	13.6	✓
EUO	ProShares UltraSh Euro	EUR	725	41.9	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	307	2.2	✓
TMV	Direxion 20Y+ Treas Bear 3X	AXTWEN	307	22.8	✓
YCS	ProShares UltraSh Yen	JPY	231	8.7	✓
ZSL	ProShares UltSh Silver	SLVRLN	132	39.4	✓
SCO	ProShares UltSh DJ-UBS Oil	DJUBSCL	111	58.8	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	93	13.0	✓
TYO	Direxion 7-10Y Tres Bear 3X	AXSVTN	52	0.4	✓
SBND	PwrShr DB 3X Shrt 25+ Treas	DBBNDS	36	0.5	
SJB	ProShares Short High Yield	IBOXHY	33	1.2	✓
TTT	PrShrs UltPro Sh 20+Y Trea	LT11TRUU	19	1.2	✓
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	18	0.0	
TBX	ProShares Short 7-10 Treas	LT09TRUU	15	0.2	
KOLD	ProShrs UltSh DJUBS NatGas	DJUBSNG	15	1.9	✓
DNO	United States Short Oil	na	8	0.8	✓
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	5	0.0	✓
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	5	0.0	
CROC	ProShares UltraShort AUD	na	4	0.2	
EUFX	ProShares Short Euro	na	4	0.2	✓
TPS	ProShares UltraShort TIPS	LBUTTRUU	4	0.4	
CMD	ProShrs UltSh DJ-UBSComm	DJUBS	3	0.1	
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	3	0.0	
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	2	0.0	

* Opt. denotes US listed options trading available on the underlying security.

11

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Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Active					
BOND	Pimco Total Return	LBUSTRUU	$3,012	$49.3	✓
MINT	PIMCO Enhan Short Matur	SBMMTB3	2,029	19.9	
HDGE	The Active Bear	na	323	12.9	✓
WDTI	WisdomTree Mng'd Fut Strat	na	138	2.0	
HYLD	Peritus High Yield	na	135	1.5	
ILB	PIMCO Glb Inflation-Linked	PIMCSUNV	89	1.1	
GTAA	Cambria Global Tactical	na	71	0.4	
ALT	iShares Diversified Alt	na	64	0.6	
SMMU	PIMCO Short Term Muni Bon	na	48	0.2	
BABZ	PIMCO Build Amer Bd Strat	LBABTRUU	43	0.6	
INKM	SPDR SSgA Income Allocation	na	28	0.3	
AGLS	Accuvest Global Long Short	MXWO	26	0.2	
PSR	PwrShrs Active US RE	FNER	22	0.2	
PAO	PwrShrs Rvrfrnt Tact Bal Gr	RTBGA	17	0.1	
PCA	PwrShrs Rvrfrnt Tact Gr&Inc	RTGIA	16	0.1	
GAL	SPDR SSgA Glb Allocation	na	9	0.1	
RLY	SPDR SSgA Multi-Asset Real	na	9	0.2	
PTO	PwrShrs Ibbotson Alt Compl	IBBACITR	9	0.0	
RWG	Columbia LC Gro Eqy Strat	na	8	0.0	
PLK	PwrShrs Active Low Durat	na	8	0.1	
AADR	WCM/BNY Mellon Focs Gro ADR	na	7	0.0	
HUSE	Huntington US Eqy Rotation	na	6	0.1	
PMA	PwrShrs Active Mega-Cap	na	6	0.1	
GIVE	AdvisorShares Global Echo	na	5	0.1	
ONEF	Russell Equity	RUDEVLN	4	0.0	
GVT	Columbia Concentratd LCVal	RIY	3	0.0	
SSAM	Rockledge SectorSAM	na	3	0.1	
QEH	QAM Equity Hedge	na	3	0.1	
RPX	Columbia Growth Eqy Strat	na	2	0.0	
RRGR	AdvShrs Glb Alpha & Beta	na	1	0.1	
Fundamental					
PRF	PowerShares FR US 1000	FR10	$1,471	$4.1	
EPI	WisdomTree India Earnings	WTEMINTR	1,072	49.4	✓
PRFZ	PowerShares FR US 1500	FR15US	450	1.7	
PXH	PwrShrs FTSE RAFI EM	FREM	379	1.9	
PXF	PowerShares FR DM ex US	FRX1X	285	1.7	
RWL	RevenueShares Large Cap	REVWLT	161	0.7	✓
EZM	WisdomTree MC Earnings	WTMEITR	157	0.6	
EES	WisdomTree SC Earnings	WTSEITR	155	0.7	
RWJ	RevenueShares SC	REVWST	121	0.8	
RWK	RevenueShares Mid Cap	REVWMT	110	0.6	
PXMG	PowerShares Fundam MC Gro	ILJ	75	0.2	
PDN	PwrShr FR DM x US SmMid	na	60	0.2	
PAF	PwrShrs FR Asia Pac x JP	FRDAPXJ	56	0.2	
EPS	WisdomTree Earnings 500	WTEPSTR	56	0.3	
EXT	WisdomTree Total Earnings	WTEI	49	0.1	
PXSV	PowerShares Fundam SC Val	ILZ	45	0.2	
RTR	RevenueShares ADR	REVWADRT	32	0.1	
PXMV	PowerShares Fundam MC Val	ILP	31	0.1	
EZY	WisdomTree LC Value	WTEILVTR	30	0.1	
PXSG	PowerShares Fundam SC Gro	RAFISG	28	0.1	✓
PXLC	PowerShares Fundam LC	IEB	26	0.1	
PXMC	PowerShares Fundam MC	IEK	17	0.1	
ROI	WisdomTree LC Growth	WTLGITR	14	0.1	
PXSC	PowerShares Fundam SC	IEY	13	0.0	
CONG	Russell Consistent Gro	RU1COGTR	11	0.4	
EQIN	Russell Equity Income	RU1EQITR	11	0.4	
SCLP	Russell SC Low P/E	RU2LPETR	7	0.0	
SCOG	Russell SC Consistent Gro	RU2COGTR	7	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fundamental (continued)					
SGGG	Russell SC Aggressive Gro	RU2AGGTR	$6	$0.0	
SCTR	Russell SC Contrarian	RU2CNTTR	6	0.0	
PXLV	PowerShares Fundam Lrg Val	na	5	0.0	
AGRG	Russell Aggressive Gro	RU1AGGTR	5	0.0	
GRPC	Russell GARP	RU1GRPTR	5	0.2	
LWPE	Russell Low P/E	RU1LPETR	5	0.0	
CNTR	Russell Contrarian	RU1CNTTR	5	0.0	
PXLG	PowerShares Fundam Lrg Gro	na	5	0.0	
Life Cycle and Allocation					
AOM	iShares S&P Moderate Alloc	SPTGMUT	$151	$0.8	
AOR	iShares S&P Growth Alloc	SPTGGUT	141	0.7	
AOK	iShares S&P Cons Alloc	SPTGCUT	112	1.5	
AOA	iShares S&P Aggress Alloc	SPTGAUT	100	0.5	
TDV	db-X 2040 Target Date	TDAXFO	32	0.0	
TDN	db-X 2030 Target Date	TDAXTH	31	0.0	
TDH	db-X 2020 Target Date	TDAXTW	27	0.1	
TZG	iShares S&P Target 2020	SPTGT20T	26	0.1	
TZV	iShares S&P Target 2040	SPTGT40T	20	0.1	
TZI	iShares S&P Target 2025	SPTGT25T	19	0.2	
TZL	iShares S&P Target 2030	SPTGT30T	16	0.1	
TZE	iShares S&P Target 2015	SPTGT15T	14	0.1	
TZO	iShares S&P Target 2035	SPTGT35T	11	0.0	
TDX	db-X In-Target Date	TDAXIT	10	0.0	
TDD	db-X 2010 Target Date	TDAXTN	9	0.0	
TGR	iShares S&P Target Retir	SPTGRIT	8	0.0	
TZD	iShares S&P Target 2010	SPTGT10T	5	0.0	
TZW	iShares S&P Targ Date 2045	SPTGT45T	4	0.0	
TZY	iShares S&P Targ Date 2050	SPTGT50T	4	0.0	
Long/Short					
CSM	ProShares CS 130/30	CS13030	$81	$0.8	✓
BTAL	QuantShr US MktNeu AntiBeta	DJTMNAB	25	0.4	
HDG	ProShares Hedge Replicate	MLEIFCTX	18	0.2	
RALS	ProShares RAFI Long/Short	RAFILS	13	0.9	
FSG	FctrShr 2X Gld Bll/SPS Br	SPGDESTR	9	0.2	✓
SIZ	QuantShr US MktNeu Size	DJTMNSS	6	0.0	
MOM	QuantShr US MktNeu Moment	DJTMNMO	5	0.1	
BTAH	QuantShr US MktNeu Beta	DJTMNBE	5	0.0	
RINF	ProShrs 30Y TIPS/TSY Spr	DJCSIN30	4	0.2	
UINF	ProShrs UltPro 10Y TIPS/TSY	DJCSIN10	4	0.0	
FINF	ProShrs Sh 30Y TIPS/TSY Spr	DJCSIN30	4	0.0	
SINF	PrShrs UltPr Sh 10Y TIPS/TSY	DJCSIN10	4	0.0	
CHEP	QuantShr US MktNeu Value	DJTMNSV	4	0.1	
QLT	QuantShr US MktNeu Quality	DJTMNQU	3	0.1	
NOMO	QuantShr US MktNeu AntiMom	DJTMNAM	3	0.0	
FSU	FctrShr 2X SPS Bll/USD Br	SPNUSDTR	2	0.0	
FSA	FctrShr 2X TBnd Bll/SPS Br	na	2	0.0	✓
FSE	FctrShr 2X SPS Bll/TBnd Br	SPUSERPT	1	0.0	✓
FOL	FctrShr 2X Oil Bll/SPS Br	SPCOESTR	1	0.0	✓
Quantitative					
Domestic					
SPLV	PwrShrs S&P 500 Low Vol	SPSLVI	$2,531	$31.6	✓
CVY	Guggenheim Multi-Asset	ZAXYH	774	4.3	
PDP	PwrShrs Technical Leaders	na	652	5.9	✓
PWV	PowerShares Dyn LC Val	ILW	468	1.7	
USMV	iShares MSCI USA Min Vol	M00IMV$T	418	6.3	
FEX	First Trust LC AlphaDEX	DEFILCCI	351	2.5	
FNX	First Trust MC AlphaDEX	DEFIMCCI	307	2.2	

* Opt. denotes US listed options trading available on the underlying security.

Specialty

13

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
QAI	IQ Hedge Multi-Strategy	IQHGMST	$275	$1.8	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	266	1.5	
PKW	PowerShares Buyback	DRBX	188	1.4	
PWB	PowerShares Dyn LC Gro	ILH	175	0.9	
FYX	First Trust SC AlphaDEX	DEFISCCI	174	1.5	
SPHQ	PowerShares SP500 High Qual	SPXQRUT	165	0.6	
PWC	PowerShares Dyn Market	DYI	132	0.5	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	129	0.7	
TILT	FlxShr Mstar US MktFctTilt	MUFTT	127	0.5	
SPHB	PwrShrs S&P 500 High Beta	SPSHBI	92	2.2	
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	86	0.4	
NFO	Guggenheim Insider Sent	SBRINTR	81	0.5	
IYLD	iShes Mstar MultiAsset Inc	MAHIT	78	0.8	
DEF	Guggenheim Defensive	SBRDETR	74	0.8	
FAB	First Trust MultiCap Value	DEFIMCVI	54	0.3	
FVL	First Trust Value Line 100	VLFVL	49	0.1	
CZA	Guggenheim MC Core	ZAXMC	46	0.2	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	40	0.4	
MDIV	FT NASDAQ MultiAsset Diver	NQMAUS	37	1.5	
FDV	First Trust Strat Valu	CSVUS	33	0.1	
LVOL	Russell 1000 Low Vol	RU1LVOLT	32	0.9	
FAD	First Trust MultiCap Gro	DEFIMCGI	31	0.1	
FWDB	Madrona Global Bond	na	23	0.2	
PIQ	PwrShrs Dyn MagniQuant	DYH	18	0.1	
FNY	First Trst MC Gro AlphaDEX	DEFIMDGI	16	0.2	
ACCU	Accuvest Global Opportuns	na	16	0.0	
FWDD	Madrona Domestic	na	15	0.1	
FWDI	Madrona International	na	15	0.1	
PYH	PwrShrs MStar StkInvst Core	MSIC	14	0.0	
DWAS	PwrShrs DWA SC Tech Lead	DWATLSC	12	0.3	
FYC	First Trst SC Gro AlphaDEX	DEFISCGI	12	0.3	
FMK	First Trst Mega Cap AlphaDEX	DEFIMGCI	12	0.2	
SLVY	Russell 2000 Low Vol	RU2LVOLT	11	0.2	
FNK	First Trst MC Val AlphaDEX	DEFIMDVI	9	0.1	
RWV	RevShrs Navellier A-100	REVWLOUT	8	0.0	
FYT	First Trst SC Val AlphaDEX	DEFISCVI	6	0.1	
International					
ACWV	iShares MSCI ACWI Min Vol	M00IWD$O	$646	$2.6	
EEMV	iShares MSCI EM Min Vol	M00IEF$O	534	6.2	
PIE	PwrShrs EM Technical Lead	DWATREM	180	1.8	✓
EFAV	iShares MSCI EAFE Min Vol	M00IEA$O	121	1.3	
FEM	First Trst EM AplhaDEX	DEFIEMCI	120	1.8	
HGI	Guggenheim Internat Multi	ZAXIH	117	0.4	
FDT	First Trst DM exUS AlphaDEX	DEFIDMCI	105	1.6	
HILO	EGShares Low Vol EM Div	IHILOT	80	0.7	
GRES	IQ Global Resources	IQGREST	75	0.6	
PIZ	PwrShrs DM Tech Lead	DWATRDM	64	0.6	
GYLD	Arrow DJ Global Yield	DJGYLDT	22	0.3	
IDHQ	PwrShrs SP Intl Dev HiQual	SPIDHQR	18	0.1	
IDLV	PwrSars SP Intl DM Low Vol	SPIDLVUP	17	0.2	
EELV	PowerShares S&P EM Low Vol	SPEMLVUP	13	0.2	
PERM	Global X Permanent	PERM	12	0.4	
TLTD	FlxShr Mstar DMxUS FacTilt	MDXUSFT	10	0.2	
FLN	First Trst LatAm AlphaDEX	DEFILACI	7	0.1	
FKU	First Trust UK AlphaDEX	DEFIUKCT	6	0.2	
FBZ	First Trst Brazil AlphaDEX	DEFIBZCI	6	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
XLVO	Russell DevExUS Low Vol	RUDLVOLN	$5	$0.2	
XHMO	Russell DevExUS High Mom	RUDHMTMN	5	0.0	
XLBT	Russell DevExUS Low Beta	RUDLBTAN	5	0.0	
TLTE	FlxShr Mstar EM FactorTilt	MEMMFT	5	0.2	
FEP	First Trst Europe AlphaDEX	DEFIEUCI	5	0.0	
FSZ	First Trust CH AlphaDEX	DEFISWCT	5	0.0	
FCAN	First Trust CA AlphaDEX	DEFICACT	5	0.0	
FGM	First Trust DE AlphaDEX	DEFIGMCT	4	0.1	
FHK	First Trust HK AlphaDEX	DEFIHKCT	3	0.0	
FCA	First Trst China AlphaDEX	DEFICHCI	3	0.0	
FEMS	First Trust EM SC AlphaDEX	DEFIESCT	3	0.0	
FDTS	First Trst DM x US SC AlphaD	DEFIDSCT	3	0.0	
FAUS	First Trust AU AlphaDEX	DEFIAUCT	3	0.0	
FTW	First Trust TW AlphaDEX	DEFITWCT	3	0.0	
FPA	First Trst AP xJP AlphaDEX	DEFIAPCI	3	0.0	
IDHB	PwrShrs SP Intl Dev HighBta	na	2	0.0	
EEHB	PwrShrs S&P EM High Beta	SPEMHBIT	2	0.0	
FJP	First Trst Japan AlphaDEX	DEFIJPCI	2	0.0	
FKO	First Trst S Korea AlphaDEX	DEFISKCI	1	0.0	
Other					
PFF	iShares S&P US Preferred	SPPREF	$10,348	$61.9	✓
AMLP	Alerian MLP	AMZI	4,293	30.2	✓
PGX	PowerShares Preferred	P0P2	2,053	10.3	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,753	6.6	✓
PCEF	PowerShares CEF Income	CEFX	362	2.3	✓
PSK	SPDR Wells Fargo Preferred	WAGG	291	3.3	
PSP	PwrShr Listed Private Eqty	GLPEXU	289	1.3	✓
PBP	PwrShrs S&P 500 BuyWrite	BXM	285	3.1	
KLD	iShares MSCI USA EGS Sel So	TFSSIU	178	0.4	
DSI	iShares MSCI KLD 400 Social	TKLD400U	173	0.5	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	171	26.5	✓
IPFF	iShares S&P Intl Pref Stck	SPPRIUN	117	0.5	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	99	2.1	✓
EMLP	First Trst NA Energy Infra	na	91	1.6	
YMLP	Yorkville High Income MLP	YMLP	79	1.0	
EQL	ALPS Equal Sector Weight	na	77	0.4	
PFXF	Mrkt Vctrs Pref ex Fins	WHPSL	69	1.6	
MOAT	Mkt Vectrs Mstar Wide Moat	MWMFTR	68	1.0	
CSD	Guggenheim Spin-Off	CLRSOTR	41	0.3	
CPI	IQ Real Return	IQHGCPIT	40	0.4	
PWO	PowerShares Dyn OTC	DYO	25	0.0	
FPX	First Trust US IPO	IPXO	20	0.1	
CNPF	Global X Canada Pref	SOLPRECA	15	0.2	
MNA	IQ Merger Arbitrage	IQMNAT	14	0.2	
XMPT	Market Vectors CEF Muni	CEFMX	13	0.1	
MLPA	Global X MLP	SOLMLPA	12	0.2	
NASI	Pax MSCI N Amer ESG	NASI	12	0.0	
EAPS	Pax MSCI EAFE ESG	TFAPESU	10	0.2	
TTFS	TrimTabs Float Shrink	na	10	0.0	
SPFF	Global X SuperIncome Pref	SPPEYN	5	0.2	
VEGA	AdvShrs STAR Glb BuyWrite	na	5	0.6	
VIXH	FT CBOE SPS VIX Tail Hedge	VXTH	2	0.1	

* Opt. denotes US listed options trading available on the underlying security.

14 | US ETF & ETN Guide Q4 2012

ETNs

Exchange Traded Notes (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities					
General					
DJP	iPath DJ UBS Commodity	DJUBSTR	$2,087	$12.3	✓
RJI	Elements Rogers Commod	ROGRTR	663	4.1	✓
GSC	GS Connect S&P GSCI Enh	SPGSESTR	255	1.2	
UCI	E-Tracs CMCI Commodity	CMCITR	149	0.5	
GSP	iPath GSCI Total Return	SPGSCITR	112	2.0	
DJCI	E-Tracs DJ/UBS Commodity	DJUBSTR	75	0.2	
LSC	Elements S&PComdtyTrends	SPTICTR	29	0.2	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	19	0.2	
BLND	DJ-UBS Comm 2-4-6 Futures	DJUF246T	10	0.2	
DPU	PwrShrs DB Commod Lg	DBCDIX	6	0.0	
SBV	iPath Pure Beta SP GSCI-Wgt	BCC2C1PT	1	0.0	
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$418	$15.4	✓
RJA	Elements Rogers Agricult	ROGRAGTR	400	2.7	✓
JJG	iPath DJ UBS Grains	DJUBGRTR	135	4.7	✓
JJC	iPath DJ UBS Copper	DJUBHGTR	125	4.7	✓
JJA	iPath DJ UBS Agriculture	DJUBAGTR	110	1.1	✓
RJN	Elements Rogers Energy	ROGRENTR	70	0.5	✓
COW	iPath DJ UBS Livestock	DJUBLITR	54	1.0	✓
GAZ	iPath DJ UBS Natural Gas	DJUBNGTR	49	0.5	✓
JJP	iPath DJ UBS Precious Met	DJUBPRTR	45	0.3	
JO	iPath DJ UBS Coffee	DJUBKCTR	44	1.2	✓
SGG	iPath DJ UBS Sugar	DJUBSBTR	44	1.3	✓
PTM	E-Tracs UBS Long Platinum	CTPLTR	42	0.3	✓
RJZ	Elements Rogers Metals	ROGRIMTR	41	0.2	
JJM	iPath DJ UBS Industrial	DJUBINTR	37	0.2	
PGM	iPath DJ UBS Platinum	DJUBPLTR	34	0.2	
BAL	iPath DJ UBS Cotton	DJUBCTTR	32	1.4	✓
NIB	iPath DJ UBS Cocoa	DJUBCCTR	32	1.2	✓
FUD	E-Tracs CMCI Food	CMFOTR	28	0.2	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	21	0.1	
GRU	Elements MLCX Grains	MLCXGRTR	18	0.4	✓
JJS	iPath DJ UBS Softs	DJUBSOTR	15	0.3	✓
UAG	E-Tracs CMCI Agriculture	CMAGTR	15	0.3	
OLO	PowerShares DB Oil Long	DBODIX	13	0.2	
AGF	PowerShares DB Agr Long	DBADIX	12	0.1	
GASZ	ETRACS Nat Gas Fut Contango	GYY	11	0.5	
OILZ	ETRACS Oil Fut Contango	OGZ	10	0.1	
UBG	E-Tracs CMCI Gold	CTGCTR	9	0.1	
JJE	iPath DJ UBS Energy	DJUBENTR	9	0.1	
JJT	iPath DJ UBS Tin	DJUBSNTR	9	0.8	
USV	E-Tracs CMCI Silver	CTSITR	7	0.1	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	7	0.1	
JJN	iPath DJ UBS Nickel	DJUBNITR	6	0.0	
UBM	E-Tracs CMCI Ind Metals	CMIMTR	6	0.1	
UBC	E-Tracs CMCI Livestock	CMLVTR	5	0.1	
JJU	iPath DJ UBS Aluminum	DJUBALTR	3	0.0	
LD	iPath DJ UBS Lead	DJUBPBTR	3	0.1	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	3	0.0	
UBN	E-Tracs CMCI Energy	CMENTR	3	0.0	
WEET	iPath Pure Beta Grains	BCC1GRPT	3	0.0	
CUPM	iPath Pure Beta Copper	BCC2LPPT	3	0.0	
HEVY	iPath Pure Beta Indl Met	BCC1IMPT	3	0.0	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	3	0.0	
BLNG	iPath Pure Beta Prec Metal	BCC1PMPT	3	0.0	
ONG	iPath Pure Beta Energy	BCC1ENPT	2	0.0	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	2	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
Specific (continued)					
CAFE	iPath Pure Beta Coffee	BCC2KCPT	$2	$0.1	
BDG	PwrShrs DB Base Met Lg	DBBMIX	2	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	1	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	1	0.0	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	1	0.0	
GRN	iPath Global Carbon	BXIIGCUT	1	0.0	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	1	0.0	
GRWN	iPath Pure Beta Softs	BCC1SFPT	1	0.0	
LEDD	iPath Pure Beta Lead	BCC2LLPT	1	0.0	
Currencies					
CNY	Market Vectors Renminbi	SPCBCNY	$48	$0.6	
AYT	iPath GEMS Asia 8	BXIIGMA8	20	0.1	
ICI	iPath Optimized Curr Carry	BXIICIUS	18	0.4	
JYN	iPath JPY/USD	JPY	6	0.0	
ERO	iPath EUR/USD	EUR	5	0.0	
PGD	iPath Asian&Gulf Curr Reval	BXIIGEMP	3	0.0	
INR	Market Vectors-Rupee/USD	SPCBINR	3	0.0	
GBB	iPath GBP/USD	GBP	3	0.0	
JEM	iPath GEMS Index	BXIIGEM1	1	0.0	
Leveraged/Inverse					
DGP	PwrShrs DB Gold Dbl Lg	DGLDIX	$551	$15.3	
MLPL	ETRACS UBS 2X Lng MLP	AMZI	128	1.9	
USLV	VelocityShares 3x Silver	SPGSSIP	123	28.1	
FBG	FI Enhanced Big Cap Growth	RU10GRTR	114	1.3	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	101	1.1	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	65	1.3	
BDCL	ETRACS 2X Lng WF Bus Dev	WFBDCPX	65	1.0	
DTO	PowerShares DB Oil Dbl Sh	DBODIXX	64	12.7	
DAG	PowerShares DB Agr Dbl Lg	DBADIX	58	1.2	
DZZ	PwrShrs DB Gold Dbl Sh	DGLDIX	56	3.6	
BUNT	PwrShr DB 3x German Bd Fut	DBBNBUNL	44	0.5	
ITLT	PwrShr DB 3x Ital Treas Bd	DBBNBTPL	40	0.0	
UGLD	VelocityShares 3x Gold	SPGSGCP	39	2.8	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	27	0.3	
DSLV	VelocityShares 3x Inv Silv	SPGSSIP	24	4.8	
UGAZ	VelocityShares 3X Nat Gas	SPGSNGP	23	4.3	
JGBS	PwrShrs DB Inv JP Govt Bd	DBBNJGBS	23	0.5	
CSMB	CS Merger Arb Liquid 2X	CSLABMN	22	0.2	
JGBD	PwrShrs DB 3x Inv JP GovBd	DBBNJGBS	21	0.5	
DGZ	PowerShares DB Gold Short	DGLDIX	20	2.1	
BXUC	BC SPX + Long C Leveraged	SPXT	20	1.1	
DGAZ	VelocityShrs 3X Inv NatGas	SPGSNGP	19	2.8	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	15	0.0	
LSKY	ETRACS 2x ISE Cloud Comp	CPJ	14	0.0	
SDYL	ETRACS Mnthly 2x S&P Div	SPHYDA	12	0.1	
DVYL	ETRACS Mnthly 2x DJ SelDiv	DJDVP	12	0.2	
RWXL	ETRACS 2X DJ Intl Real Est	DWXRS	11	0.3	
DYY	PwrShrs DB Commod Dbl Lg	DBCDIX	11	0.1	
SSDL	ETRACS 2x ISE Solid St Dri	BYTX	10	0.0	
OFF	ETRACS Fshr-Grtmn Risk Off	FGRISK	8	0.5	
SZO	PowerShares DB Oil Short	DBODIXX	8	0.4	
DSXJ	JPM Dbl Sh US 10-Y Treas	USTTEN	8	0.0	
BOM	PwrShrs DB BaseMet DblSh	DBBMIX	7	0.2	
UUPT	PowerShares DB 3X Lng USD	USDUPX	7	0.5	
DSTJ	JPM Dbl Sh US Lng BD Treas	USTLBD	7	0.0	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	6	0.1	
EMSA	iPath SE MSCI EM	NDUEEGF	6	0.0	

* Opt. denotes US listed options trading available on the underlying security.

15

Exchange Traded Funds (ETFs)
ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse (continued)					
RTLA	iPath LX Russell 2000	RU20INTR	$6	$0.0	
DDP	PwrShrs DB Commod Sh	DBCDIXX	6	0.2	
BOS	PwrShrs DB Base Met Sh	DBBMIX	6	0.1	
BDD	PwrShr DB Base Met Db Lg	DBBMIX	6	0.0	
ROLA	iPath LX Russell 1000	RU10INTR	5	0.0	
UWTI	VelocityShares 3X Crude	SPGSCLP	5	0.3	
AGA	PowerShares DB Agr Dbl Sh	DBADIX	5	0.5	
JGBT	PwrShr DB 3x Japan Gov Bd	DBBNJGBL	5	0.0	
BXDC	BC SPX + Short C Leveraged	SPXT	4	0.1	
MFSA	iPath SE MSCI EAFE	NDDUEAFE	4	0.0	
BXDB	BC SPX + Short B Leveraged	SPXT	4	0.0	
DGLD	VelocityShares 3x Inv Gold	SPGSGCP	4	0.7	
LPLT	VelocityShares 2x Platinum	SPGSPLP	4	0.1	
SFLA	iPath LX S&P 500 TR	SPTR	4	0.0	
PTD	E-Tracs UBS Short Platinum	CTPLER	3	0.0	
EMLB	iPath LE MSCI EM	NDUEEGF	3	0.0	
MFLA	iPath LE MSCI EAFE	NDDUEAFE	3	0.0	
EIPL	ETRACS 2X NextGen Internet	NETIPO	3	0.0	
BXUB	BC SPX + Long B Leveraged	SPXT	3	0.0	
DEE	PwrShrs DB Commod Dbl Sh	DBCDIXX	2	0.0	
IPLT	VelocityShares 2x Inv Plat	SPGSPLP	2	0.0	
UDNT	PowerShares DB 3X Shrt USD	USDDNX	2	0.0	
ADZ	PowerShares DB Agr Short	DBADIX	2	0.0	
DWTI	VelocityShrs 3X Inv Crude	SPGSCLP	1	0.2	
UOIL	VelocityShares 3X Brent	SPGSBRP	1	0.1	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	1	0.0	
DOIL	VelocityShrs 3X Inv Brent	SPGSBRP	1	0.0	
LPAL	VelocityShares 2x Palladium	SPGSPAP	1	0.1	
URR	Market Vectors Dble Lg Euro	DLONGEUR	1	0.0	
SCPR	VelocityShrs 2X Inv Copper	SPGSICP	1	0.0	
LCPR	VelocityShares 2X Copper	SPGSICP	1	0.0	
IPAL	VelocityShrs 2x Inv Pallad	SPGSPAP	0	0.0	
Volatility					
VXX	iPATH SP500 VIX ST Future	SPVXSTR	$1,626	$711.6	✓
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	352	5.2	
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	317	2.9	
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	279	138.3	
TVIX	VelocityShares 2X VIX ShTrm	SPVXSP	171	63.4	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	160	18.8	✓
XVIX	UBS E-TRACS Long-Short VIX	SPVXTSER	17	0.3	
BWV	iPath CBOE SP500BuyWrite	BXM	12	0.1	
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	10	0.1	
VIIX	VelocityShares VIX ShTrm	SPVXSP	9	11.6	✓
VIIZ	VelocityShares VIX MdTrm	SPVXMP	6	0.0	
CVOL	C-Tracks ETN Volatility	CVOLT	5	0.3	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	5	0.2	
TVIZ	VelocityShares 2X VIX MdTrm	SPVXMP	3	0.1	
IVOP	iPath Inv SPS VIX ShrtTerm	SPVXSP	2	0.0	
VZZB	iPath LE SP500 VIX MdTrm	SPVXMTR	1	0.1	
Other					
AMJ	JPMorgan Alerian MLP	AMZ	$5,323	$45.2	✓
INP	iPath MSCI India	NDEUSIA	467	4.2	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	410	2.3	
MLPN	CS Cushing 30 MLP	MLPX	323	3.2	✓
TRND	RBS US LC Trendpilot	TPLCUT	83	0.7	
CSMA	Credit Suisse Merger Arb	CSLABMN	80	0.5	
TBAR	RBS Gold Trendpilot	TPGLDUT	50	0.6	
ITLY	PwrShr DB Ital Treas Bd Fu	DBBNBTPL	41	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other (continued)					
TRNM	RBS US MC Trendpilot	TPMCUT	$33	$0.4	
BUNL	PwrShr DB German Bd Fut	DBBNBUNL	32	0.6	
CSLS	CS Long/Short Liquid	CSLABLN	27	0.3	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDCPX	21	0.2	
AMU	ETRACS Alerian MLP Index	AMZ	21	0.8	
MLPY	MS Cushing MLP High Income	MLPY	21	0.1	
SPGH	UBS E-TRACS SPS Gold Hedge	SPGLSUT	21	0.1	
INFL	PowerShrs DB US Inflation	DBLNLINF	20	0.0	
DEFL	PowerShrs DB US Deflation	DBLNSINF	19	0.0	
FLAT	iPath US Treas Flattener	BXIIUSTP	18	0.4	
DOD	Elements Dogs of the Dow	MUTR	17	0.2	
WMW	Elements Mrngstr Wide Moat	MWMFTR	16	0.1	
CSMN	CS MktNeu Global Equity	HSGMN	16	0.0	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	16	0.0	
TNDQ	RBS NASDAQ 100 Trendpilot	NDX	14	0.5	
MLPW	E-TRACS Wells Fargo MLP	WML	12	0.1	
BARL	MS SP500 Crude Oil Lnkd	SPOILH	12	0.0	
ONN	ETRACS Fshr-Grtmn Risk On	FGRISK	11	0.4	
SSDD	ETRACS ISE Solid St Drive	BYTX	11	0.0	
GCE	Claymore CEF GS Connect	CLMRCEF	9	0.1	
STPP	iPath US Treas Steepener	BXIIUSTP	8	0.1	
TWTI	RBS Oil Trendpilot	na	8	0.1	
EIPO	ETRACS NextGen Internet	NETIPO	6	0.1	
JGBL	PwrShr DB Japan Govt Bd Fu	DBBNJGBL	5	0.0	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	5	0.1	
DRGS	RBS Global Big Pharma	DGETR	5	0.3	
ALTL	RBS US L/C Alternator	ALTLCUT	4	0.1	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	4	0.0	
TCHI	RBS China Trendpilot	TPCHINUT	4	0.0	
JFT	KEYnotes FT Enh 130/30 LC	FTLCTR	3	0.0	
GWO	Elements CS Global Warm	CSGWMXTR	3	0.0	
DLBL	iPath US Treas Lng Bd Bull	BXIITEUS	2	0.1	
DFVL	iPath US Treas 5-YR Bull	BXIITEFV	2	0.0	
EEH	Elements LC Sector Momnt	SPBNPSP	1	0.0	

* Opt. denotes US listed options trading available on the underlying security.

16 | US ETF & ETN Guide Q4 2012

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC. assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. ©2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 Not FDIC Insured l No Bank Guarantee l May Lose Value

Options Expiration Calendar 2012

January February March

SM TW TF S SM TW TF S SM TW TF S

1 2 34 56 7 12 34 12 3

89 10 11 12 13 14 56 78 91011 45 67 89 10

15 16 17 18 19 20 21 12 13 14 15 16 17 18 11 12 13 14 15 16 17

22 23 24 25 26 27 28 19 20 21 22 23 24 25 18 19 20 21 22 23 24

29 30 31 26 27 28 29 25 26 27 28 29 30 31

April May June

SM TW TF S SM TW TF S SM TW TF S

12 34 5 6 7 12 34 5 12

89 10 11 12 13 14 67 89 10 11 12 34 56 78 9

15 16 17 18 19 20 21 13 14 15 16 17 18 19 10 11 12 13 14 15 16

22 23 24 25 26 27 28 20 21 22 23 24 25 26 17 18 19 20 21 22 23

29 30 27 28 29 30 31 24 25 26 27 28 29 30

July August September

SM TW TF S SM TW TF S SM TW TF S

12 3 4 56 7 12 34 1

89 10 11 12 13 14 56 78 91011 2 3 45 67 8

15 16 17 18 19 20 21 12 13 14 15 16 17 18 9101112131415

22 23 24 25 26 27 28 19 20 21 22 23 24 25 16 17 18 19 20 21 22

29 30 31 26 27 28 29 30 31 23 24 25 26 27 28 29 30

October November December

SM TW TF S SM TW TF S SM TW TF S

12 34 56 12 3 1

78 910111213 45 67 89 10 23 45 67 8

14 15 16 17 18 19 20 11 12 13 14 15 16 17 9101112131415

21 22 23 24 25 26 27 18 19 20 21 22 23 24 16 17 18 19 20 21 22

28 29 30 31 25 26 27 28 29 30 23 24 25 26 27 28 29 30 31

Equity, and cash-settled currency options expiration date1 index, For 2012, 2015 Equity LEAPS® added A.M. settled index options cease trading VIX expiration date

Exchange holiday (additional holidays may be announced) Quarterly expiration date

Expiring equity and P.M. settled index options cease trading. Bank holiday Expiring cash-settled currency options cease trading at 12:00pm EST.

1Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. Note: While these dates are accurate as of 12/20/11, they are subject to change.

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